As filed with the Securities and Exchange Commission on December 14, 2010

Registration No. 333-168524

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No.4

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PGI ENERGY FUND I SERIES 2010, INC.

(Exact name of registrant as specified in its charter)

Texas	6770	27-1980622
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

7322 SOUTHWEST FRWY., SUITE 1100, HOUSTON, TX 77074		(713) 532-5649
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marcellous McZeal, Chief Executive Officer

PGI ENERGY FUND I SERIES-2010, Inc.

7322 SOUTHWEST FRWY

Suite 1100

HOUSTON, TX. 77074

(713) 532-5649        (713) 532-5649

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

MARCELLOUS McZEAL, Esquire

GREALISH & MCZEAL, L.P.

1200 Rothwell

Houston, Texas 77002

Telephone: (o) 713.236.0639            (f) 713.223.3331

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	85,000,000			$303.03(2)
Total Registration Fee:				$303.03(2)(3)

(1)	The offering price per share has been arbitrarily determined by the board of directors of the Registrant and is not necessarily related to its assets, book value, earnings or any other recognized criteria of value.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Previously paid.

Subject to completion, dated December 14, 2010

PRELIMINARY PROSPECTUS

PGI ENERGY FUND I SERIES 2010, INC.

55,700,000 Shares of Our Common Stock

Notwithstanding the term “Fund” in our corporate name, we do not intend to register under the Investment Company Act of 1940. Notwithstanding the “Series 2010” in our corporate name, we have no intention of issuing additional series of securities. Heffernan Capital Management is an underwriter in this initial public offering.

This is our initial public offering. We are offering 55,700,000 shares of our common stock at a price of $0.25 per share. We subsequently entered into an agreement October 08, 2010 offering up to a maximum of 55,700,000 shares of our common stock at a price of $0.25 per share on a fully-underwritten basis through Heffernan Capital Management, Bangkok, Thailand. Heffernan Capital Management is not FINRA licensed as a broker/dealer nor licensed to offer securities in the United States. We are offering the shares through an underwriter or placement agent and will be required to pay an underwriter’s discount or commission in the amount of .10 per share. We have issued 6,800,000 shares common stock to the underwriter as compensation for investor relations and stock promotion. We subsequently entered into a stock subscription agreement with Heffernan Capital Management on October 29, 2010 for Heffernan Capital Management to purchase 55,700,000 shares at $.25 per share. The Heffernan Capital Management stock subscription agreement (purchase agreement) is a firm commitment to buy the shares subscribed for. Heffernan Capital Management will close on its purchase of our shares once a ticker symbol has been issued by FINRA approving the Company for trading on the OTCBB (Over-the-counter-bulletin-board) and plan to sale the shares to overseas investors (Non-US citizens). The Company has not received any funds from Heffernan and will not receive them before the OTC listing confirmation, which confirmation we have not received yet. The offering price per share has been arbitrarily determined by us and is not necessarily related to the value of our assets, or our book value, earnings, or any other recognized criteria of value.

Heffernan Capital Management reserve the right to accept or reject subscriptions for our shares in the offering for any reason or for no reason.

Prior to this offering, there has been no public market for our common stock and we can give no assurance that any public market will ever develop or, if any public market develops, that it will be sustained. We propose to seek quotation of our shares on the OTC Bulletin Board. We can give no assurance that our shares will be accepted for quotation on the OTC Bulletin Board or any other quotation medium. In order for our shares to be quoted on the OTC Bulletin Board, we must be a reporting company under the Securities Exchange Act have at least one market maker complete and file a Form 211 with FINRA, and have such application approved by FINRA. We have engaged Montecito Advisors, a market maker to apply for quotation of our shares on the OTC Bulletin Board and we are not able to determine the length of time that it will take for any such application to be approved by FINRA.

We are a development stage company and there can be no assurance we will be able to implement our business purpose, generate any revenue, or ever become profitable. The shares being offered are highly speculative and involve a high degree of risk. An investment in our shares should be considered only by persons who can afford a loss of their entire investment. Please refer to the section entitled “Risk Factors” beginning on page 9, below.

	Price to public	Underwriting discounts and commissions	Proceeds to us
Per share	$0.25	$.10	$0.15
Total maximum	$13,925,000	$5,570,000	$8,355,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2010.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where such offers and sales are permitted. This document may only be used where it is legal to sell the shares of our common stock. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “intends, “plans,” “should,” “seeks,” “pro forma,” “anticipates,” “estimates,” “continues,” or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions. Such statements include but are not limited to statements under the captions “Risk Factors,” “Management’s Discussion and Analysis,” “Our Business”, “Our Purpose” and elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by such forward-looking statements, including those discussed under “Risk Factors” and “Our Business.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including:

•	our ability to implement our business purpose;

•	our ability to market our proposed services, commence revenue operations and then to achieve profitable results of operation;

•	competition from larger, more established companies with far greater economic and human resources than we have;

•	our ability to attract and retain customers and quality employees;

•	the effect of changing economic conditions; and

•	changes in government regulations, tax rates and similar matters.

You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we intend to file from time to time with the Securities and Exchange Commission (“SEC”). The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus.

PRELIMINARY PROSPECTUS

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus, including the section entitled “Risk Factors” and our financial statements and related notes, before you decide whether to invest in our common stock. If you invest in our common stock, you are assuming a high degree of risk. See the section entitled “Risk Factors.” References to “PGI Energy Fund,” “our,” “our company,” “us,” or “the Company” refer to PGI ENERGY FUND I Series 2010, Inc. and its subsidiaries, unless the context indicates otherwise. Notwithstanding the term “Fund” in our corporate name, we do not intend to register under the Investment Company Act of 1940. Notwithstanding the “Series 2010” in our corporate name, we have no intention of issuing additional series of securities.

This prospectus contains forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. The sections entitled “Risk Factors,” and “Our Purpose” contains a discussion of some of the factors that could contribute to those differences.

Item 1. Our Company.

Our Company – Our company, we, us, our refers to PGI Energy Fund I-2010, Inc.

We were incorporated in Texas on February 18, 2010, for the purpose of establishing an energy holding company, headquartered in Houston, Texas. The company’s purpose is to acquire assets in the proven producing oil and gas assets, refinery and pipeline sectors of the energy industry and other synergistic assets. The company will only acquire proven producing, and income producing assets. Funding Structures: We will acquire assets under traditional debt, revolving credit facility, Limited Partnership, direct equity ownership of assets, special purpose entity to hold assets, with the company maintaining controlling interest or joint venture interest. We may at our discretion leverage assets and funds to finance projects through off balance sheet methods of third party lender or investor such as establishing a special purpose entity to hold an asset being acquired through a joint venture agreement with a third party and taking out a loan under said entity through traditional debt structure, mezzanine debt structure or structured finance through the debt markets for rated corporate debt, upon which these transactions may properly categorized as off-balance sheet transaction if PGI Energy Fund I Series 2010 owns less than 50% of the entity or assets. The Company will fully disclose said transaction to its shareholders and provide supporting information within its financial reports to maintain transparency.

Credit Committee and Underwriting Guidelines: We are required to apply a standard of valuation for targeted assets to acquire as follows: Before we acquire an asset it must meet this criteria, have a maximum loan-to-value ratio of 70% of the value of proven developed producing oil and gas assets, maximum loan to value ratio of 35% of proven developed non-producing behind pipe assets, refinery and pipeline assets maximum 70% loan to value of income and asset base value based upon review of a third party engineering or appraisal report. All acquisition funding require 100% cash flow to the Company less agreed upon general & accounting expenses as the term is commonly understood in generally accepted accounting principles . All funding structures require PGI Energy Fund to receive a minimum equity ownership of 3%-15% of the asset being acquired. Credit underwriting Process: Initial Review of the asset, good title report, third party engineering report review or appraisal, funding structure or proposed term sheet for funding, credit committee review for approval or decline, commitment to fund if approved, loan documents provided from attorney if any, and closing instructions.

Our executive officers listed herein the prospectus are our credit committee members. The qualifications and credentials of each of our executive officers (credit committee) is listed herein the prospectus under “Directors and Executive Officers pages 26 and 27”. Our credit committee must consist of at least three of our executive officers whom shall meet to review projects for acquisition, and funding as recommended by our credit underwriter consistent with our underwriting guidelines. The committee members shall give their assent or dissent to a particular acquisition or funding and said decision shall be recorded upon the records of the Company. The majority vote of the credit committee decision is final subject to review and veto by the Board of Directors only if the credit committee did not comply with the underwriting guidelines. Our credit committee and underwriting guidelines require a maximum loan-to-value ratio of 70% of proven developed producing oil and gas assets or 35% of proven developed non producing oil and gas assets. All of our executives may sit on the committee for any project presented. The acquisition or funding target shall be presented to all committee members for review prior to committee review date and the members shall coordinate their schedules internally to make sure that a quorum will be convened to decide the matter. If a quorum is not present the committee review will be post- poned for later date. The credit underwriter nor committee members may deviate from the underwriting guidelines set forth unless the guidelines are fully revised by the Board of Directors. The Board of Directors may override, veto or revise any decision made by the credit committee if the credit committee did not comply with the underwriting guidelines.

Our credit underwriter is Pythagoras Group by and through its designated agents. The credit underwriter will recommend acquisition targets and funding structures. The credit underwriter will recommend funding requirements within the defined underwriting guidelines and present to the credit committee for final decision. Pythagoras Group/Robert Gandy will not function as a securities underwriter with respect to our IPO. Pythagoras Group/Robert Gandy role as credit underwriter is defined as vetting acquisition opportunities among its resources in the oil and gas industry to identify asset classes that fall within the underwriting guidelines, evaluate those assets through initial review of the asset, good title report, third party engineering report review or appraisal, recommend funding structure or proposed term sheet for funding, issue commitment to fund upon approval by credit committee, order loan documents to be provided from attorney if needed, and closing instructions. Shall schedule closing of acquisitions and arrange funding.

Funding Capital: Our acquisition and funding capital will come from issuing shares for sale to the public through registration, our stock subscription agreement with Heffernan Capital Management entered on October 29, 2010 to purchase 55,700,000 shares at $.25 per share. The Heffernan Capital Management stock subscription agreement (purchase agreement) is a firm commitment to buy the shares subscribed for. Heffernan Capital Management will close on its purchase of our shares once a ticker symbol has been issued by FINRA approving the Company for trading on the OTCBB (Over-the-counter-bulletin-board) and plan to sale the shares to overseas investors (Non-US citizens) and subsequently selling shares to Kodiak Capital Group through Investment Agreement over 36-months, and future debt structures such as corporate grade debt offerings, traditional asset backed loans, third party mezzanine debt lenders as applicable for the situation.

•

We have had no revenue since inception and are considered a development stage company. Our initial operating capital shall come from this Initial Public Offering and the funding commitment of $100mil. to be provided by Kodiak Capital Group, LLC of New York, NY. Kodiak Capital Group is hereby not deemed an underwriter.

•

We may only draw down an amount that is not more than double the value of the average daily trading volume of our stock in the ten days before the draw down is exercised. Since there currently is no trading volume in our stock, we will not be able to draw down much, if anything, from the Kodiak funding commitment until a trading volume develops.

•

In light of the limitation on the agreement of stock that Kodiak may purchase according to the Investment Agreement. Specifically, given that we currently have 225,966,667 shares of common stock outstanding as of September 30, 2010, and given the limitation that Kodiak cannot hold more that 4.99% of our outstanding common stock, it appears that Kodiak may not purchase more 11,275,737 shares of our common stock.

•

In addition, given that we must pay 1/2 of the commitment fee of $5 million upon the first drawdown and the fact that Kodiak currently holds 5,000,000 shares of our common stock issued as a commitment fee, it appears that the first drawdown will be limited to 6,275,737 shares.

•

Assuming a best bid price equal to our offering price of $0.25, and taking into account the 15% discount to Kodiak and 6% payment to Pythagoras, we would net roughly $0 from our agreement with Kodiak at the first drawdown until the commitment fee is paid. We will not be able to draw down further amounts from this equity line until Kodiak sells it holdings of our common stock, or we issue more shares to dilute Kodiak’s holdings so that its ownership remains below the 4.99% threshold.

•

Kodiak assures us that it has significant investor pools and affiliate market makers who will buy its positions in our stock to help it maintain a level below 4.99%. Further, we anticipate the Kodiak share position will be further diluted to issuance of more shares given the fact that 55,700,000 shares are fully underwritten through Heffernan Capital Management.

•

We further assume without offering guarantee of any kind that the share price that we offer shares to Kodiak Capital Group will be at market pricing much higher than our offering price best bid. The offering of shares to Kodiak Capital is also subject to a subsequent registration statement being filed with the Securities and Exchange Commission after completion of our initial public offering.

•

Subject to the terms and conditions of the Equity Line Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars) (the “Put Amount”), which the Company intends to sell to the Investor on a Closing Date (the “Put”).

•

The amount that the Company shall be entitled to Put to the Investor (the “Put Amount”) shall be equal to, at the Investor’s election, either: (A) up to Two Hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the Ten (10) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date, or (B) up to minimum five million dollars ($5,000,000). During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to eighty five percent (85%) of the lowest closing Best Bid price of the Common Stock during the Pricing Period.

•

Example of put pricing model the Company will use when submitting put request to Kodiak is as follows: Assuming the Company shares are trading at .35 ..40.45 for ten trading days with the lowest best bid pricing at .30 then Kodiak would purchase our shares at 85% of .30 which equals 0.255 per share times 14,000,000 shares= $3,570,000 less 6% to Pythagoras Group= $3,355,800 Net.

•

Utilizing this put strategy the Company could register for issuance 420mil shares at this pricing and net $100mil as needed over 36 months until the Company has secured the entire funding amount of $100mil.

•

In the first instance the Company intends to register at least 100mil. shares for sell to Kodiak. Assuming the Company shares trading volume was at 10,000,000 shares times 10 days times an average three daily closing bid price of .40 as the lowest closing best bid price for the three daily closing bid prices preceding the put date. The put formula would be 10,000,000 X 200%= 20,000,000 X .40= $8,000,000. Utilizing this put strategy the Company could register for issuance of another 150mil. shares (total of 250 million shares) at this pricing and net $100mil. as needed over 36 months until the Company has secured the entire funding amount of $100mil.

•

Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares unless each of the following conditions are satisfied;

•

A Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

•

At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

•

the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Investor’s Put Notice Date;

•

no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

•	the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

•

If any of the events described in clauses (I) through (V) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

The Company entered into an agreement with Pythagoras Group, Inc. (“Pythagoras”), an entity wholly owned and controlled by Robert Gandy, that as compensation for obtaining financing for the Company (as negotiated with Kodiak), Pythagoras will receive 6% of the funded amount. This fee is due and payable from the proceeds of the Kodiak Agreement not the initial public offering. Finally, Pythagoras will act as the chief investment administrator and will receive 2% of the gross profit plus operating expenses. Robert Gandy is herein deemed a promoter of the Company. Robert Gandy is a registered securities dealer restricted to finder activities with the State of Texas Securities Board License #40630.

The Company also has an agreement with Grealish & McZeal, an entity affiliated with Marcellous McZeal, to pay an aggregate amount of $2 million in consideration of legal services rendered to date, and to be rendered in the future. This fee is due and payable from proceeds of the Kodiak Agreement not the initial public offering. Mr. McZeal has agreed that he will only 50% of any tranche received from the Kodiak Capital Agreement until the full balance of his legal fee is paid. Marcellous McZeal is herein deemed a promoter of the Company.

The company has contracted with Pythagoras Group a boutique investment bank to provide contracted services as chief credit underwriter for proven producing oil & gas assets, refinery and pipeline assets, distressed assets acquisition and deal evaluation. Under the contract Pythagoras Group shall receive compensation of 2% of the gross profits of the company plus operating expenses. Robert Gandy is a significant shareholder in the Company, which raises questions of conflict of interest as he has considerable influence over the Company operations which gives him an unfair advantage over other investors similarly situated in deciding which assets the Company shall acquire. He does not have final decision making authority nor does he have the power to make acquisitions without the approval of the credit committee.

The foregoing contractual agreements have been subsequently reviewed by the Board of Directors, ratified and adopted as approved on June 29, 2010.

As of September 30, 2010, we had current assets in the amount of $1,945 cash and current liabilities in the amount of $51,368. Our current working capital is not sufficient to enable us to implement our business purpose described in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require financing in addition to the net proceeds we are able to raise in this prospectus.

Following the closing of the offering, it is not our present intent or the present intent of our management to engage in a “reverse acquisition” or “reverse merger” with another operating entity. Our intention is to develop and implement our business purpose as described under “Management’s Discussion and Analysis – Our Plan of Operation” beginning on page 24, under “Our Business” beginning on page 24, and elsewhere in this prospectus.

Our fiscal year ends on December 31.

Where You Can Find Us

Our principal executive offices are located at 7322 Southwest Frwy Ste 1100, Houston, TX. 77074 telephone number at this location is (713) 532-5649 (713) 532-5649 . Our new web site address is www.PGI-FUND.com. The information contained on our web site is not deemed a part of this prospectus.

Our Initial Public Offering

This is our initial public offering. We are offering 55,700,000 shares of our common stock at a price of $0.25 per share. We subsequently entered into an agreement October 08, 2010 offering up to a maximum of 55,700,000 shares of our common stock at a price of $0.25 per share on a fully-underwritten basis through Heffernan Capital Management, Bangkok, Thailand. Heffernan Capital Management is not FINRA licensed as a broker/dealer nor licensed to offer securities in the United States. We are offering the shares through an underwriter or placement agent and will be required to pay an underwriter’s discount or commission in the amount of .10 per share. We have issued 6,800,000 shares common stock to the underwriter as compensation for investor relations and stock promotion. We subsequently entered into a stock subscription agreement with Heffernan Capital Management on October 29, 2010 for Heffernan Capital Management to purchase 55,700,000 shares at $.25 per share. The Heffernan Capital Management stock subscription agreement (purchase agreement) is a firm commitment to buy the shares subscribed for. Heffernan Capital Management will transfer funds on its purchase of our shares once a ticker symbol has been issued by FINRA approving the Company for trading on the OTCBB (Over-the-counter-bulletin-board) and plan to sale the shares to overseas investors (Non-US citizens). The offering price per share has been arbitrarily determined by us and is not necessarily related to the value of our assets, or our book value, earnings, or any other recognized criteria of value. An investor is not required to purchase a minimum amount of shares.

Heffernan Capital Management reserve the right to accept or reject subscriptions for our shares in the offering for any reason or for no reason. You may revoke your subscription at any time prior to Heffernan Capital Management acceptance of your subscription by notifying them in writing of your revocation decision.

We propose to seek quotation of our shares of common stock on the OTC Bulletin Board. We can give no assurance that the shares will be accepted for quotation on the OTC Bulletin Board. In order for our shares to be quoted on the OTC Bulletin Board, we must be a reporting company under the Securities Exchange Act have at least one market maker complete and file a Form 211 with FINRA, and have such application approved by FINRA. We have engaged Montecito Advisors, a market maker to apply for quotation of our shares on the OTC Bulletin Board and we are not able to determine the length of time that it will take for any such application to be approved by FINRA. If all of the shares are sold in the offering, the gross offering proceeds to us will be $8,355,000 before deducting the expenses of this offering. We estimate that the expenses of this offering will be approximately $99,500 or 1.1% of the gross offering proceeds if all of the shares are sold. If all of the shares offered by us are not sold, the percentage of offering expenses to gross proceeds may increase and we will receive a lower amount of net proceeds from this offering.

While there are certain costs inherent in being a public reporting company, including the costs of compliance with the periodic reporting and other requirements under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), applicable to public companies as well as the cost of the annual audit of our financial statements to be included in our annual report on Form 10-K, management believes such costs are outweighed by the benefits to be derived from our ability to access certain sources of financing that management does not believe would be available to a privately-held company. In view of current economic conditions and based on discussions with certain private equity funds, management believes that the availability of private equity and debt financing and bank lending for a smaller enterprise with a developed business purpose but limited operating history and limited assets is limited.

The Offering

Securities being offered	55,700,000 shares of our common stock

Offering price per share	$.25 per share

Shares outstanding before the offering	225,966,667 shares(1)

Shares outstanding after the offering	281,666,667 common shares

Minimum number of shares to be sold in this offering	There is no minimum amount.

Offering period	The shares are being offered for a period up to 120 days after the date of this offering unless we earlier sell all of the shares or we terminate the offering. We reserve the right to extend the offering for up to an additional 90 days, in our sole discretion.

Proceeds of the offering	The gross proceeds of the offering will be $8,355,000 from Heffernan Capital Management closing on its purchase of 55,700,000 shares. We intend to use the net proceeds to implement our business purpose, including developing our business and for general working capital purposes. See “Use of Proceeds” on page 18 below. We will receive all of the proceeds of this offering. The net proceeds will be immediately available to us for our use following closing of the offering.

Risk Factors	We are a development stage company and we are subject to a number of risks. These risks are discussed under the heading “Risk Factors” beginning on page 9. Since our inception, we have incurred operating losses, negative cash flows, and we have never generated any revenue. As of September 30, 2010, our current liabilities were $51,368 and we had cash of $1,945. We expect to continue to incur net losses and negative cash flows for the foreseeable future, and we may never generate any revenue or become profitable.

	Price to public	Underwriting discounts and commissions	Proceeds to us
Per share	$.25	$.10	$8,355,000.00
Total maximum	$.25	$5,570,000	$8,355,000.00

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

(1)	Includes 166,666,667 shares outstanding at June 30, 2010 plus 59,300,000 issued through the filing date.

Selected Financial Information

The following selected financial data should be read in conjunction with our “Management’s Discussion and Analysis – Plan of Operation” and our Financial Statements and Notes thereto, included elsewhere in this offering. The balance sheet data as at September 30, 2010, and the statement of operations data for the period from our inception (February 18, 2010) through to September 30, 2010 set forth below are derived from our financial statements included elsewhere herein.

As of Sept 30, 2010 (Unaudited)
Selected Financial Information
Cash	$1,945
Total Assets	119,945
Total Liabilities	51,368
Stockholders’ Equity/(Deficit)	68,577
Net Loss	(624,423)

We have had no revenue to date and have incurred net losses since inception. We have had limited operations and have received a “going concern” opinion from our independent registered public accountants regarding our financial statements as of, and for the period ended, September 30, 2010, as we are reliant solely upon the sale of our common stock, and our investment agreement of $100 Million with Kodiak Capital or other securities as the source of funds for our future operations. We may only draw down an amount that is not more than double the value of the average daily trading volume of our stock in the ten days before the draw down is exercised. Since there currently is no trading volume in our stock, we will not be able to draw down much, if anything, from the Kodiak funding commitment until a trading volume develops.

•

We have had no revenue since inception and are considered a development stage company. Our initial operating capital shall come from this Initial Public Offering and the funding commitment of $100mil. to be provided by Kodiak Capital Group, LLC of New York, NY. Kodiak Capital Group is hereby not deemed an underwriter.

•

We may only draw down an amount that is not more than double the value of the average daily trading volume of our stock in the ten days before the draw down is exercised. Since there currently is no trading volume in our stock, we will not be able to draw down much, if anything, from the Kodiak funding commitment until a trading volume develops.

•

In light of the limitation on the agreement of stock that Kodiak may purchase according to the Investment Agreement. Specifically, given that we currently have 225,966,667 shares of common stock outstanding as of September 30, 2010, and given the limitation that Kodiak cannot hold more that 4.99% of our outstanding common stock, it appears that Kodiak may not purchase more 11,275,737 shares of our common stock.

•

In addition, given that we must pay 1/2 of the commitment fee of $5 million upon the first drawdown and the fact that Kodiak currently holds 5,000,000 shares of our common stock issued as a commitment fee, it appears that the first drawdown will be limited to 6,275,737 shares.

•

Assuming a best bid price equal to our offering price of $0.25, and taking into account the 15% discount to Kodiak and 6% payment to Pythagoras, we would net roughly $0 from our agreement with Kodiak at the first drawdown until the commitment fee is paid. We will not be able to draw down further amounts from this equity line until Kodiak sells it holdings of our common stock, or we issue more shares to dilute Kodiak’s holdings so that its ownership remains below the 4.99% threshold.

•

Kodiak assures us that it has significant investor pools and affiliate market makers who will buy its positions in our stock to help it maintain a level below 4.99%. Further, we anticipate the Kodiak share position will be further diluted to issuance of more shares given the fact that 55,700,000 shares are fully underwritten through Heffernan Capital Management.

•

We further assume without offering guarantee of any kind that the share price that we offer shares to Kodiak Capital Group will be at market pricing much higher than our offering price best bid. The offering of shares to Kodiak Capital is also subject to a subsequent registration statement being filed with the Securities and Exchange Commission after completion of our initial public offering.

•

Subject to the terms and conditions of the Equity Line Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars) (the “Put Amount”), which the Company intends to sell to the Investor on a Closing Date (the “Put”).

•

The amount that the Company shall be entitled to Put to the Investor (the “Put Amount”) shall be equal to, at the Investor’s election, either: (A) up to Two Hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the Ten (10) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date, or (B) up to minimum five million dollars ($5,000,000). During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to eighty five percent (85%) of the lowest closing Best Bid price of the Common Stock during the Pricing Period.

•

Example of put pricing model the Company will use when submitting put request to Kodiak is as follows: Assuming the Company shares are trading at .35 ..40.45 for ten trading days with the lowest best bid pricing at .30 then Kodiak would purchase our shares at 85% of .30 which equals 0.255 per share times 14,000,000 shares= $3,570,000 less 6% to Pythagoras Group= $3,355,800 Net.

•

Utilizing this put strategy the Company could register for issuance 420mil shares at this pricing and net $100mil as needed over 36 months until the Company has secured the entire funding amount of $100mil.

•

In the first instance the Company intends to register at least 100mil. shares for sell to Kodiak. Assuming the Company shares trading volume was at 10,000,000 shares times 10 days times an average three daily closing bid price of .40 as the lowest closing best bid price for the three daily closing bid prices preceding the put date. The put formula would be 10,000,000 X 200%= 20,000,000 X .40= $8,000,000. Utilizing this put strategy the Company could register for issuance 150mil. shares at this pricing and net $100mil. as needed over 36 months until the Company has secured the entire funding amount of $100mil.

•

Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares unless each of the following conditions are satisfied;

•

A Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

•

At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

•

the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Investor’s Put Notice Date;

•

no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

•	the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

•

If any of the events described in clauses (I) through (V) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information contained in this prospectus before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or which we currently consider immaterial may also adversely affect our company.

If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected. In such case, you could lose a part or all of your investment.

Risks Related to Our Company and Our Operations

We are a development stage company and our business purpose is unproven. We have generated no revenues from our operations and incurred operating losses since our inception. We have very limited cash resources. We are dependent on the proceeds of this offering to begin the implementation of our business purpose.

We are a development stage company and our business purpose is unproven and we cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable. We are subject to all of the risks inherent in a new business. We have not generated any revenues to date. . As of September 30, 2010, we had current assets in the amount of $1,945 cash and current liabilities in the amount of $51,368. Our current working capital is not sufficient to enable us to implement our business purpose described in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require financing in addition to the net proceeds we are able to raise in this prospectus. We may only draw down an amount that is not more than double the value of the average daily trading volume of our stock in the ten days before the draw down is exercised. Since there currently is no trading volume in our stock, we will not be able to draw down much, if anything, from the Kodiak funding commitment until a trading volume develops.

•

We have had no revenue since inception and are considered a development stage company. Our initial operating capital shall come from this Initial Public Offering and the funding commitment of $100mil. to be provided by Kodiak Capital Group, LLC of New York, NY. Kodiak Capital Group is hereby not deemed an underwriter.

•

We may only draw down an amount that is not more than double the value of the average daily trading volume of our stock in the ten days before the draw down is exercised. Since there currently is no trading volume in our stock, we will not be able to draw down much, if anything, from the Kodiak funding commitment until a trading volume develops.

•

In light of the limitation on the agreement of stock that Kodiak may purchase according to the Investment Agreement. Specifically, given that we currently have 225,966,667 shares of common stock outstanding as of September 30, 2010, and given the limitation that Kodiak cannot hold more that 4.99% of our outstanding common stock, it appears that Kodiak may not purchase more 11,275,737 shares of our common stock.

•

In addition, given that we must pay 1/2 of the commitment fee of $5 million upon the first drawdown and the fact that Kodiak currently holds 5,000,000 shares of our common stock issued as a commitment fee, it appears that the first drawdown will be limited to 6,275,737 shares.

•

Assuming a best bid price equal to our offering price of $0.25, and taking into account the 15% discount to Kodiak and 6% payment to Pythagoras, we would net roughly $0 from our agreement with Kodiak at the first drawdown until the commitment fee is paid. We will not be able to draw down further amounts from this equity line until Kodiak sells it holdings of our common stock, or we issue more shares to dilute Kodiak’s holdings so that its ownership remains below the 4.99% threshold.

•

Kodiak assures us that it has significant investor pools and affiliate market makers who will buy its positions in our stock to help it maintain a level below 4.99%. Further, we anticipate the Kodiak share position will be further diluted to issuance of more shares given the fact that 55,700,000 shares are fully underwritten through Heffernan Capital Management.

•

We further assume without offering guarantee of any kind that the share price that we offer shares to Kodiak Capital Group will be at market pricing much higher than our offering price best bid. The offering of shares to Kodiak Capital is also subject to a subsequent registration statement being filed with the Securities and Exchange Commission after completion of our initial public offering.

•

Subject to the terms and conditions of the Equity Line Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars) (the “Put Amount”), which the Company intends to sell to the Investor on a Closing Date (the “Put”).

•

The amount that the Company shall be entitled to Put to the Investor (the “Put Amount”) shall be equal to, at the Investor’s election, either: (A) up to Two Hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the Ten (10) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date, or (B) up to minimum five million dollars ($5,000,000). During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to eighty five percent (85%) of the lowest closing Best Bid price of the Common Stock during the Pricing Period.

•

Example of put pricing model the Company will use when submitting put request to Kodiak is as follows: Assuming the Company shares are trading at .35 ..40.45 for ten trading days with the lowest best bid pricing at .30 then Kodiak would purchase our shares at 85% of .30 which equals 0.255 per share times 14,000,000 shares= $3,570,000 less 6% to Pythagoras Group= $3,355,800 Net.

•

Utilizing this put strategy the Company could register for issuance 420mil shares at this pricing and net $100mil as needed over 36 months until the Company has secured the entire funding amount of $100mil.

•

In the first instance the Company intends to register at least 100mil. shares for sell to Kodiak. Assuming the Company shares trading volume was at 10,000,000 shares times 10 days times an average three daily closing bid price of .40 as the lowest closing best bid price for the three daily closing bid prices preceding the put date. The put formula would be 10,000,000 X 200%= 20,000,000 X .40= $8,000,000. Utilizing this put strategy the Company could register for issuance 150mil. shares at this pricing and net $100mil. as needed over 36 months until the Company has secured the entire funding amount of $100mil.

•

Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares unless each of the following conditions are satisfied;

•

A Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

•

At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

•

the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Investor’s Put Notice Date;

•

no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

•	the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

•

If any of the events described in clauses (I) through (V) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

There is substantial doubt about our ability to continue as a going concern.

In their audit report with regard to our financial statements as of April 30, 2010 and for the period from inception through April 30, 2010, our independent registered public accountants have expressed an opinion that substantial doubt exists as to whether we can continue as a going concern. Because we have limited cash resources and our officers may be unwilling or unable to loan or advance any additional funds to us, we believe that if we do not raise additional capital within the next 12 months in addition to the net proceeds from this offering, we may be required to suspend or cease the implementation of our business purpose. Due to the fact that there is no minimum offering amount and we are not required to refund your subscription amount, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. Accordingly, we may find it difficult or impossible to attract investors.

Management Weaknesses in Internal Controls and Reporting Procedures.

Management identified material weaknesses in its internal controls and reporting procedures.This deficiency consisted primarily of inadequate staffing and supervision that could lead to the untimely identification and resolution of accounting and disclosure matters and failure to perform timely and effective reviews. However, the size of the Company prevents us from being able to employ sufficient resources to enable us to have adequate segregation of duties within our internal control system. Management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Management has taken all actions to ensure that the filing includes all required content and the financial statements presented are in conformity with US generally accepted accounting principles for interim financial reporting pursuant to the rules of the SEC. We will utilize outside accounting advisory firm to develop and implement controls and procedures for final reporting upon receipt of operating capital to remediate weaknesses.

Since we are a new company and lack a mature operating history, we face a high risk of business failure which could result in a loss of your entire investment.

We are a new Company and lack a mature operating history. There are more experienced competitors who may be seeking the same assets as us for acquisition and as such they will have a competitive advantage over us in evaluating such assets. Further more experienced competitors may have easier or faster access to capital for funding an acquisition than us. We expect our results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar services, the entry of new competitors into our industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by us or our competitors, specific economic conditions in the energy upstream and midstream assets retail sales of products, and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

We may be subject to unanticipated regulatory, environmental, political, legal and economic risks which could adversely affect our business

We will be subject to various regulatory and reporting requirements because the petroleum industry is heavily regulated. Our corporate counsel will be responsible for the Company meeting its regulatory reporting, permitting and licensing obligations. We are subject to rules of OSHA. States require petroleum companies, which are operating in their state to file reports with the appropriate agency, maintain appropriate permits, and the operators of oil fields must be licensed and registered by the appropriate state agency or federal agency if operated in federal waters. The agency varies from state to state. For example in Texas, the Texas State Railroad Commission regulates petroleum companies. Many localities require reporting by petroleum companies, especially in the area of environmental matters. Petroleum companies are also required to maintain appropriate surety bonds for abandonment and plugging of wells. Refinery operations routinely require testing for environmental purposes and reporting to the environmental protection agency. Transportation of crude and refined products requires specific transport vehicles such as gasoline tankers and drivers must be HAZMAT licensed. Pipeline operations require routine testing and reporting requirements to State and federal agencies. We may be subject to political and legal risk of changing legislation relating to the petroleum industry which is heavily regulated. There may be significant economic risk such as trade risk associated with trade restriction and or tariffs and tax imposed by governmental bodies.

Concentration of Market Segment exposes our company to certain economic factors that are beyond our control which may significantly affect growth, and revenue of our business model.

We are an energy holding company and will be concentrated in the market segment of primarily refinery and pipeline, oil and gas production and distribution services. The energy sector is a high volatility industry. Profit margin is usually thin in the refinery processing business.

Fluctuations in energy prices can also greatly affect the development of new petroleum product reserves and, to a lesser extent, production from existing wells. In general terms, energy prices fluctuate in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. Declines in energy prices could have a negative impact on exploration, development and production activity and, if sustained, could lead to a material decrease in such activity. Sustained reductions in exploration or production activity in our areas of operation would lead to reduced utilization of our gathering and treating assets. Because of these factors, even if new reserves are known to exist in areas served by our assets, producers may choose not to develop those reserves. If reductions in drilling activity result in our inability to maintain levels of throughput on our systems, it could have a material adverse effect on our business, results of operations and financial condition.

Our acquisition of new assets may not result in the anticipated revenue increases

One of the ways we intend to grow our business is through the acquisition of new assets. The acquisition of new assets involves numerous regulatory, environmental, political and legal uncertainties beyond our control and may require the expenditure of significant amounts of capital. If we undertake such projects, they may not be completed on schedule or at the budgeted cost, or at all. Moreover, our revenue may not increase immediately upon the expenditure of funds on a particular project. For instance, if we expand a pipeline, the construction may occur over an extended period of time and we will not receive any material increases in revenue until the project is completed. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which such growth does not materialize. To the extent we rely on estimates of future production in our decision to construct additions to our system, such estimates may prove to be inaccurate because of numerous uncertainties inherent in estimating quantities of future production. As a result, new facilities may not be able to attract enough throughputs to achieve our expected investment return which could adversely affect our results of operations, cash flows and financial condition. We may be unable to obtain such rights-of-way to connect new petroleum product supplies to our existing gathering lines or capitalize on other attractive expansion opportunities. Additionally, it may become more expensive for us to obtain new rights-of-way or to renew existing rights-of-way. If the cost of renewing or obtaining new rights-of-way increases, or if we lose our existing rights-of-way through our inability to renew right-of-way contracts or otherwise, our results of operations, cash flows and financial condition could be adversely affected.

We lack reserve expertise

Since we are not engaged in the exploration for, and the development of, natural gas and crude oil reserves, we do not possess reserve expertise and we often do not have access to third party estimates of potential reserves in an area prior to constructing facilities in such area.

No Specific acquisition contracts have been signed by the company as of the date of this filing.

The Company has not entered into any agreements to acquire any assets. The company has only identified assets for sale and evaluated those assets as suitable for acquisition and contacted principals and agents regarding target assets.

We may be unable to generate sufficient or positive cash flows from the purchase, transportation, storage, distribution and sale of petroleum products to adequately support our financial or operational results.

Our marketing results depend upon our ability to generate sufficient or positive cash flows from the purchase, sale and cost to carry of petroleum products. Our cash flows are affected by many factors beyond our control, including:

•	availability of parties willing to enter into purchase and sale transactions with us;

•	increases in operational or capital costs;

•	the availability of petroleum products to us;

•	upward or downward movement and volatility in the price of petroleum products due to any reason, as well as basis differentials;

•	availability of funds from our operations and credit facilities to support marketing and trading activities;

•	availability of counterparties willing to offer credit to us;

•	reductions in demand for, and supply of, petroleum products for any reason;

•

prices for petroleum products at various production locations and points of sale as well as purchase and sale transactional costs, including hedging costs and futures contracts on the NYMEX and over the counter (“OTC”) markets;

•	timing differences between effecting buy, sell and other risk management transactions; and

•	technical and structural changes in petroleum product markets.

We may be unable to manage our future growth.

We expect to experience continuous growth for the foreseeable future. Our growth may place a significant strain on our limited management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on our financial condition or the results of our operations.

Our Acquisition and Credit Underwriter Pythagoras Group’s role presents a potential conflict of interest and unfair advantage over other shareholders similarly situated

The Company entered into an agreement with Pythagoras Group, Inc. (“Pythagoras”), an entity wholly owned and controlled by Robert Gandy.

The company has contracted with Pythagoras Group a boutique investment bank to provide contracted services as chief credit underwriter for acquisition targets of proven producing oil & gas assets, refinery and pipeline assets, and deal evaluation. Mr. Gandy’s role and influence within the company and his ability to influence business decisions that may be contrary to the interests of other shareholders. Mr. Gandy is the one who will have the ultimate role to recommend acquisition target and funding structures. Under the contract Pythagoras Group shall receive compensation of 2% of the gross profits of the company plus operating expenses. Robert Gandy is a significant shareholder in the Company, which raises questions of conflict of interest as he has considerable influence over the Company operations which gives him an unfair advantage over other investors similarly situated in deciding which assets the Company shall acquire. The Company will award a contract employment position with negotiated salary for a term of 20 years and the “golden parachute provisions” that have been granted Robert Gandy as part of his contract provisions. The Company plans to take this up with the Board of Directors at the next annual board meeting. Robert Gandy and Robert Carroll employees of Pythagoras Group have been appointed as advisory board members of PGI Energy Fund, which will serve to give an accounting to the board of their credit underwriting decisions. Robert Gandy prior to forming PGI Energy Fund, formed a special purpose entity called Petro Refinery Series I, Inc with Marcellous McZeal, our chief executive officer as chief counsel and principal of that entity. The entity is currently not operating and never has been operational.

Our corporate counsel’s role as partner in the law firm Grealish & McZeal, LP presents a potential conflict of interest and unfair advantage over other shareholders

There is a potential conflict of interest regarding Marcellous McZeal, our chief executive officer being a partner at the law firm Grealish & McZeal, LP acting as our CEO and Chief Counsel. His law firm was awarded a contract regarding a $2million fee for legal services by him and Mr. Gandy as the only board members. Marcellous McZeal, our Chief Executive Officer is a significant shareholder in the Company. This contract was reviewed by new board members, ratified and adopted as fair and equitable in the best interest of the Company and its shareholders. He will however resign his law firm position once the Company becomes operational through funding from our initial public offering. Marcellous McZeal, our Chief Executive Officer prior to forming PGI Energy Fund, formed a special purpose entity called Petro Refinery Series I, Inc as a principal and its chief counsel with Robert Gandy. The entity is currently not operating and never has been operational.

Our Management Team lacks sufficient experience in the oil & gas industry

Our CEO Marcellous McZeal has no experience operating an oil and gas business. The only experienced executive we have on our management team in the oil & gas industry is Chad Slater, Vice-President. The other members of our executive team have little or no experience in the industry of our operations which could have a dramatic economic impact upon the Company and could result in loss of your entire investment.

Existing stockholders could experience substantial dilution upon the future issuance of common stock pursuant to the Equity Line of Credit.

Our future registration contemplates our issuance of up to 5,000,000 shares of our common stock to Kodiak as a commitment fee, subject to certain restrictions and obligations. We have issued 5,000,000 shares to Kodiak as part of our commitment fee as required under our investment agreement. If the terms and conditions of the Equity Line of Credit are satisfied, and we choose to exercise our Put Rights to sell up to200, 000,000 shares of our common stock to Kodiak, our existing stockholders’ ownership will be diluted by such sales. Consequently, the value of your investment may decrease.

Kodiak will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Kodiak pursuant to the Investment Agreement will be purchased at a fifteen percent (15%) discount to the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement. Kodiak has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Kodiak sells the shares, the price of our common stock could decrease. If our stock price decreases, Kodiak may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds from the exercise of our put.

The Investment Agreement provides that the dollar value that we will be permitted to put to Kodiak will be either: (a) $5 million or (b) 200% of the average daily volume in the US market of the common stock for the three trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put. If the average daily trading volume in our common stock is too low, it is possible that we would only be permitted to exercise a put for $5 million which may not provide adequate funding for our planned operations.

RISK RELATED TO THIS OFFERING

QUANTITATIVE AND QUALITATIVE DISCUSSION ABOUT MARKET RISK

We do not believe we face any material market risk exposure with respect to derivative or other financial instrument, financial currency risk, or otherwise.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, By-Laws and Texas Law

Our amended and restated certificate of incorporation, provisions of our amended and restated by-laws and Texas law could discourage takeover attempts and prevent stockholders from changing our management.

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock, of which none are authorized, issued or outstanding. Our board of directors, without further action by our stockholders, is authorized to issue the shares of preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of additional shares of preferred stock with voting and conversion rights could materially adversely affect the voting power of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control of us.

We have no plans or proposal to adopt any other provision or enter into any arrangements that may have a material anti-takeover consequence.

Our common stock is subject to the SEC’s Penny Stock Regulations which may affect the liquidity for our stock, the ability of our stockholders to resell their shares through a broker-dealer, and their ability to obtain accurate price quotations.

Our common stock is subject to the SEC’s “penny stock” rules. These regulations define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, these rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to the broker-dealer and the registered underwriter, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers’ presumed control over the market. In addition, the broker-dealer must obtain a written statement from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. The penny stock rules also require that broker-dealers engaging in a transaction in a penny stock make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the purchase. The foregoing rules may materially and adversely affect the liquidity for the market of our common stock, if any such public market develops. Such rules may also affect the ability of broker-dealers to sell our common stock in any such public market, the ability of holders of such securities to obtain accurate price quotations and may therefore impede the ability of holders of our common stock to sell such securities in the secondary market.

MARKET FOR OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Prior to this offering, no public market has existed for our common stock and we can give no assurance that any public market will ever develop or, if any public market for our common stock develops, that it will be sustained.

We propose to seek quotation of our shares of common stock on the OTC Bulletin Board. We can give no assurance that the shares will be accepted for quotation on the OTC Bulletin Board. In order for our shares to be quoted on the OTC Bulletin Board, a market maker will need to file an application with the Financial Industry Regulatory Authority (FINRA) to make a market in our common stock. As of the date of this offering, we have requested Montecito Advisors, a New York market maker to make a market in our common stock or to quote our shares. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered hereby if the purchaser desires to do so when eligible for public resale.

As of the date of this filing, there were 225,966,667 shares of our common stock issued and outstanding, which are held by two stockholders of record.

Dividends

Since our inception, we have not declared or paid cash dividends on our common stock. Currently, we intend to retain earnings, if any, to support our growth strategies and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Our Common Stock

We are authorized to issue up to 500,000,000 shares of our common stock, $.01 par value per share. Each share of our common stock entitles the holder thereof to one vote on each matter submitted to our stockholders for a vote.

Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore when, as and if declared by our board of directors

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs

•	do not have preemptive, subscription or conversion rights, or redemption or applicable sinking fund provisions, and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

We anticipate that, for the foreseeable future, we will retain earnings, if any, to finance the operation of our business. The payment of dividends in the future will depend upon, among other things, our capital requirements and our operating and financial conditions.

Offering Period

The offering period will commence promptly following the date of this offering and will continue for a period of 120 days thereafter unless earlier terminated by Heffernan Capital Management. Heffernan Capital Management reserve the right to extend the offering period for up to an additional 90 days, in its sole discretion.

Subscription Agreement and Procedures

Heffernan Capital Management may accept or reject any subscription in it’s sole discretion. In the event they reject a subscription, they shall return the subscription proceeds to the subscriber without interest, charge or deduction. You may revoke your subscription at any time prior to their acceptance of your subscription by notifying them in writing of your subscription revocation decision.

USE OF PROCEEDS

We intend to use the proceeds of this offering for the uses described below. The net proceeds of our offering are expected to be approximately $8,255,500 if all 55,700,000 shares are sold, respectively, after deducting estimated offering expenses. The gross or net proceeds could be more depending upon an increase in distribution pricing as dictated by market demand if such a market develops. There is no assurance that we can complete the offering.

We anticipate that the uses of the net proceeds of this offering will be as follows

Uses of Proceeds		If 100% of Shares Sold
Gross proceeds of offering		$8,355,000

Offering expenses, including expense advanced by management or payable in connection with closing, including: (1)
SEC Filing Fee	4,500
Legal and accounting fees and expense	50,000
Edgar filing fees	3,000
Financial printing expenses	40,000
Miscellaneous expenses	2,000

Payment of offering expenses payable at, before or following closing to auditors and transfer agent (1)		$99,500

Net proceeds		8,255,500

Equipment & Office Furnishings		330,000

Office Lease (Based Annually for 10,000-12,000 Sq. ft.)		240,000

General sales and marketing campaign		10,000

SEC reporting expenses		15,000

General working capital(2)		7,655,500

Totals		$8,255,500

(1)

The amounts we have set forth above are estimates developed by our management of the allocation of net proceeds of the offering based upon our current plans and prevailing economic and industry conditions. Although we do not currently contemplate material changes in the proposed uses of proceeds set forth above, to the extent that our management finds that adjustment thereto is required, the amounts shown may be adjusted among the uses indicated above. Our proposed uses of proceeds are subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and our financial condition in general. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the demand for our services, changes in the competitive environment in which we operate, and changes in general market or industry conditions. While our management is not currently aware of the existence or pending threat of any of the foregoing events, there can be no assurance given that one or more of such events will not occur.

(2)

General working capital expenditures include acquisition of assets proven producing oil & gas, refinery and pipeline assets. This category also means employee payroll, equipment, general company expenses and software purchases. We project usage of $2.4 Mil for payroll expenditures if we hire all 31-33 employees we intend to hire which include transportation and logistics, crude analyst, secretaries, IT personnel, marketing, and sales personnel. We plan to pay executive signing bonuses that total $900,000. We expect to expend approx. $200,000 ann. on telephone, utilities, and internet. We expect to spend $100,000 on risk, accounting and engineering software. General Administrative annual expenses including auditor, outside accountant, and miscellaneous $500,000. We plan to acquire $3,555,500 oil and gas assets. These estimates are based upon the Heffernan Capital Management purchase of stock. We fully intend to sell more securities and raise more capital for our overall operating plan and planned capital expenditures.

The pro forma net tangible book value of our common stock as of September 30, 2010, was approximately $68,577 or $0.0003 per share. Pro forma net tangible book value per share represents the amount of our total pro forma tangible assets, less total pro forma liabilities, divided by the number of shares of our common stock outstanding prior to the offering. Without taking into account any other changes in the pro forma net tangible book value after September 30, 2010, other than to give effect to the sale of the maximum number of shares in this offering and receipt of the proceeds there from and excluding the expenses of this offering, our pro forma net tangible book value, as adjusted at September 30, 2010, would have been approximately $0.1499 per share, assuming the maximum number of shares are sold. This represents an immediate increase in pro forma net tangible book value of $0.0297 per share, assuming the maximum number of shares is sold, to Existing shareholders will not experience any dilution.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholders excluding the expenses of this offering and assuming the maximum number of shares is sold. As of September 30, 2010:

Net tangible book value before offering	68,577
Capital contributed	100,000
Shares Outstanding	225,966,667
Shares Offered	55,700,000
Offering Price	0.25

Existing Shareholders if all shares are sold
Net Tangible Book Value per share before offering	.0003
Potential Gain to existing shareholders	0.0296
Net Tangible Book Value per share after offering	.0299
Capital contributions	100,000
Number of shares outstanding before the offering	225,966,667
Number of shares after the offering held by existing shareholders	225,966,667
Percentage ownership after offering	80%

Purchasers of Shares in this offering if all shares are sold
Price per share	0.25
Dilution per share	.2201
Capital contributions	$8,355,000
Percentage of capital contributions	98.8%
Number of shares after offering held by public investors	79,000,000
Percentage ownership after offering	20%

DETERMINATION OF OUR OFFERING PRICE

The $0.25 per share offering price of our common stock was arbitrarily determined by us. There is no relationship between the offering price per share and the value of our assets, book value, earnings, or any other recognized criteria of value. We intend to apply to the OTC Bulletin Board for quotation of our common stock. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by a shareholder. The offering price would thus be determined by market factors and the independent decisions of a selling shareholder.

Our founders, director and officers Robert Gandy and Marcellous McZeal initially received shares that had a par value $1.00, said par value was later reduced to .01 per share. The shares issued to Gandy and McZeal were priced at .0002 per share to reflect their respective ownership interest as agreed at 51% Gandy and 49% McZeal. At the time of formation we had not contemplated a public offering instead planned to remain a private company and raise capital through the debt markets for acquisition funding. The Company then changed directions and decided to pursue a public equity offering. Thus the price variation was arbitrarily determined as was the 3-for-1 reverse stock split and increase in authorized shares to offer a larger percentage of ownership to the public, instead of concentration of shares by the two majority shareholders.

DIVIDEND POLICY

We have never declared or paid a dividend on our common stock. Currently, we anticipate that we will retain earnings, if any, to support operations and to finance the growth and development of our business and do not anticipate declaring or paying cash dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS

General

You should read the following plan of operation together with the more detailed information and financial statements and notes thereto and schedules appearing elsewhere in this prospectus. Throughout this prospectus, when we refer to “PGI Energy,” “we,” “our” or “us,” we mean PGI ENERGY FUND I SERIES 2010, Inc. This plan of operation contains forward looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward looking statements as a result of certain factors, including, but not limited to, those presented under “Risk Factors” or elsewhere in this prospectus.

We are a development stage company and our business purpose is unproven and we cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable. We are subject to all of the risks inherent in a new business. We have not generated any revenues to date. As of September 30, 2010, we had current assets in the amount of $1,945 cash and current liabilities in the amount of $51,368. Our current working capital is not sufficient to enable us to implement our business purpose described in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require financing in addition to the net proceeds we are able to raise in this prospectus.

Liquidity

•

The Company has not generated any revenues since inception. The Company has relied upon expenses being paid through loans provided by the founders McZeal and Gandy, unsecured with no interest rate or time affixed for repayment. The Company expects its liquidity position to increase once the public offering of its shares occurs and it begins to acquire income producing assets to cover expenses and operations. The Company expects its liquidity position to increase as its sells shares to Kodiak Capital Group under its investment arrangement to acquire up to $100mil. worth of the Company stock and resale into the market over 36-months. The Company has received a similar term sheet from AGS Capital New York for commitment of $100mil. but has not executed the term sheet which remains as a viable option. The Company expects its liquidity position to be affected by its future decisions whether to finance acquisitions through means of traditional bank loans, mezzanine debt, structured finance corporate debt, or secondary offering of equity securities into the market place. The Company expects that its payroll will grow to approx. $2.4mil annually as it hires new employees immediately upon full operations to fulfill duties of marketing, sales, analysts, logistics and transportation. We have budgeted for a total of 31-33 employees including executives. Our payroll for executives alone is $900,000 annually. We anticipate being able to meet continued payroll and general operating expenses of $4,800,000 annually from operations generated through acquisitions of oil and gas assets, and or refinery and pipeline assets occur and the products are sold into the market. Market volatility for commodity pricing daily may affect our position of liquidity causing it to increase or decrease. We do not have firm commitments for expenses of $4,800,000 this is merely a projected figure that we reasonably believe will occur that can affect liquidity of the Company causing a decrease in liquidity. We have not identified any other known trends or demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in the Company’s liquidity increasing or decreasing in any material way. We have had no revenue since inception and are considered a development stage company. Our initial operating capital shall come from this Initial Public Offering and the funding commitment of $100mil. to be provided by Kodiak Capital Group, LLC of New York, NY. Kodiak Capital Group is hereby not deemed an underwriter.

•

We may only draw down an amount that is not more than double the value of the average daily trading volume of our stock in the ten days before the draw down is exercised. Since there currently is no trading volume in our stock, we will not be able to draw down much, if anything, from the Kodiak funding commitment until a trading volume develops.

•

In light of the limitation on the agreement of stock that Kodiak may purchase according to the Investment Agreement. Specifically, given that we currently have 225,966,667 shares of common stock outstanding as of September 30, 2010, and given the limitation that Kodiak cannot hold more that 4.99% of our outstanding common stock, it appears that Kodiak may not purchase more 11,275,737 shares of our common stock.

•

In addition, given that we must pay 1/2 of the commitment fee of $5 million upon the first drawdown and the fact that Kodiak currently holds 5,000,000 shares of our common stock issued as a commitment fee, it appears that the first drawdown will be limited to 6,275,737 shares.

•

Assuming a best bid price equal to our offering price of $0.25, and taking into account the 15% discount to Kodiak and 6% payment to Pythagoras, we would net roughly $0 from our agreement with Kodiak at the first drawdown until the commitment fee is paid. We will not be able to draw down further amounts from this equity line until Kodiak sells it holdings of our common stock, or we issue more shares to dilute Kodiak’s holdings so that its ownership remains below the 4.99% threshold.

•

Kodiak assures us that it has significant investor pools and affiliate market makers who will buy its positions in our stock to help it maintain a level below 4.99%. Further, we anticipate the Kodiak share position will be further diluted to issuance of more shares given the fact that 55,700,000 shares are fully underwritten through Heffernan Capital Management.

•

We further assume without offering guarantee of any kind that the share price that we offer shares to Kodiak Capital Group will be at market pricing much higher than our offering price best bid. The offering of shares to Kodiak Capital is also subject to a subsequent registration statement being filed with the Securities and Exchange Commission after completion of our initial public offering.

•

Subject to the terms and conditions of the Equity Line Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars) (the “Put Amount”), which the Company intends to sell to the Investor on a Closing Date (the “Put”).

•

The amount that the Company shall be entitled to Put to the Investor (the “Put Amount”) shall be equal to, at the Investor’s election, either: (A) up to Two Hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the Ten (10) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date, or (B) up to minimum five million dollars ($5,000,000). During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to eighty five percent (85%) of the lowest closing Best Bid price of the Common Stock during the Pricing Period.

•

Example of put pricing model the Company will use when submitting put request to Kodiak is as follows: Assuming the Company shares are trading at .35 ..40.45 for ten trading days with the lowest best bid pricing at .30 then Kodiak would purchase our shares at 85% of .30 which equals 0.255 per share times 14,000,000 shares= $3,570,000 less 6% to Pythagoras Group= $3,355,800 Net.

•

Utilizing this put strategy the Company could register for issuance 420mil shares at this pricing and net $100mil as needed over 36 months until the Company has secured the entire funding amount of $100mil.

•

In the first instance the Company intends to register at least 100mil. shares for sell to Kodiak. Assuming the Company shares trading volume was at 10,000,000 shares times 10 days times an average three daily closing bid price of .40 as the lowest closing best bid price for the three daily closing bid prices preceding the put date. The put formula would be 10,000,000 X 200%= 20,000,000 X .40= $8,000,000. Utilizing this put strategy the Company could register for issuance 150mil. shares at this pricing and net $100mil. as needed over 36 months until the Company has secured the entire funding amount of $100mil.

•

Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares unless each of the following conditions are satisfied;

•

A Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

•

At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

•

the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Investor’s Put Notice Date;

•

no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

•	the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

•

If any of the events described in clauses (I) through (V) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

Capital Resources

The Company estimates that its payroll will grow to approx. $2.4 million annually as it hires new employees immediately upon full operations to fulfill duties of marketing, sales, analysts, logistics and transportation. We have budgeted for a total of 31-33 employees including executives. Our payroll for executives alone is $900,000 annually. We anticipate being able to meet continued payroll and general operating expenses of $4,800,000 annually from operations as acquisitions of oil and gas assets, and or mid-stream assets occur and the products are sold into the market. Market volatility for commodity pricing daily may affect our position of liquidity causing it to increase or decrease. We do not have firm commitments for expenses of $4,800,000 this is merely a projected figure that we reasonably believe will occur that can affect liquidity of the Company causing a decrease in liquidity. Our acquisition and funding capital will come from issuing shares for sale to the public through registration, selling shares to Kodiak Capital Group through investment agreement over 36-months, and future debt structures such as corporate grade debt offerings, traditional asset backed loans, third party mezzanine debt lenders as applicable for the situation. We may at our discretion leverage assets and funds to finance projects through off balance sheet methods of third party lender or investor such as establishing a special purpose entity to hold an asset being acquired through a joint venture agreement with a third party and taking out a loan under said entity through traditional debt structure, mezzanine debt structure or structured finance through the debt markets for rated corporate debt, upon which these transactions may properly categorized as off-balance sheet transaction if PGI Energy Fund I Series 2010 owns less than 50% of the entity or assets. At any point where we determine to enter into said transactions which we have not so determined at this point. The Company will fully disclose said transaction to its shareholders and provide supporting information within its financial reports so as to maintain transparency.

We have not identified any other known trends or demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in the Company’s liquidity increasing or decreasing in any material way. There have been no changes between equity, debt and any off-balance sheet financing arrangements to date.

Results of Operations

We are a development stage company and our business purpose is unproven and we cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable. We are subject to all of the risks inherent in a new business. Market volatility for commodity pricing daily may affect our position of liquidity causing it to increase or decrease as we acquire proven producing oil and gas assets, and mid-stream assets. Changes in governmental policies, regulations and laws could affect our operations results. We have not identified specific changes that will affect our operations with absolute certainty. As we acquire assets our cost of operations will increase with added operating expenses, payroll, cost of inventory ect. We have not generated any revenues to date. . As of September 30, 2010, we had current assets in the amount of $1,945 cash and current liabilities in the amount of $51,368. Our current working capital is not sufficient to enable us to implement our business purpose described in this prospectus.

Our Business and Our Plan of Operation

PGI ENERGY FUND I SERIES-2010, Inc is an energy holding company, headquartered in Houston, Texas. The Company’s plan is to acquire assets in the upstream and mid-stream sectors of the energy industry and other synergistic assets. The company will only acquire proven producing, and income producing assets.

We may at our discretion leverage assets and funds to finance projects through off balance sheet methods of third party lender or investor such as establishing a special purpose entity to hold an asset being acquired through a joint venture agreement with a third party and taking out a loan under said entity through traditional debt structure, mezzanine debt structure or structured finance through the debt markets for rated corporate debt, upon which these transactions may properly categorized as off-balance sheet transaction if PGI Energy Fund I Series 2010 owns less than 50% of the entity or assets. At any point where we determine to enter into said transactions which we have not so determined at this point. The Company will fully disclose said transaction to its shareholders and provide supporting information within its financial reports to maintain transparency.

Credit Committee and Underwriting Guidelines: : We will apply a standard of maximum loan-to-value ratio of 70% of the value of proven developed producing oil and gas assets, maximum loan to value ratio of 35% of proven developed non-producing behind pipe assets, . Refinery and pipeline assets maximum 70% loan to value of income and asset base value. All acquisition funding require 100% cash flow to the Company less agreed upon general & accounting expenses as the term is commonly understood in generally accepted accounting principles until debt fully repaid. All funding requires 3%-15% equity ownership which means any assets not wholly owned by PGI Energy Fund would require the asset owner to provide PGI Energy Fund a minimum equity ownership of 3%-15% after debt structure is fully repaid. Underwriting Process: Initial Review of the asset, good title report, third party engineering report review or appraisal, funding structure or proposed term sheet for funding, commitment to fund, loan documents provided from attorney if any, and closing instructions.

Our executive officers listed herein the prospectus are our credit committee members. The qualifications and credentials of each of our executive officers (credit committee) is listed herein the prospectus under “Directors and Executive Officers pages 26 and 27”. Our credit committee must consist of at least three of our executive officers whom shall meet to review projects for acquisition, and funding as recommended by our underwriters consistent with our underwriting guidelines. The committee members shall give their assent or dissent to a particular acquisition or funding and said decision shall be recorded upon the records of the Company. The majority vote of the credit committee decision is final subject to review and veto by the Board of Directors only if the underwriting guidelines were not followed. Our credit committee and underwriting guidelines require a maximum loan-to-value ratio of 70% of proven developed producing oil and gas assets or 35% of proven developed non producing oil and gas assets. All of our executives may sit on the committee for any project presented. The acquisition or funding target shall be presented to all committee members for review prior to committee review date and the members shall coordinate their schedules internally to make sure that a quorum will be convened to decide the matter. If a quorum is not present the committee review will be post- poned for later date. The underwriter nor committee members may deviate from the underwriting guidelines set forth unless the guidelines are fully revised by the Board of Directors. The Board of Directors may override, veto or revise any decision made by the credit committee if the credit committee did not comply with the underwriting guidelines.

Our credit underwriter is Pythagoras Group by and through its designated agents. The underwriter will recommend acquisition targets and funding structures. The credit underwriter will recommend funding requirements within the defined underwriting guidelines and present to the credit committee for final decision. Pythagoras Group will not function as a securities underwriter with respect to our IPO. Pythagoras Group role as credit underwriter is defined as vetting acquisition opportunities among its resources in the oil and gas industry to identify asset classes that fall within the underwriting guidelines, evaluate those assets through initial review of the asset, good title report, third party engineering report review or appraisal, recommend funding structure or proposed term sheet for funding, issue commitment to fund upon approval by credit committee, order loan documents to be provided from attorney if needed, and closing instructions. Shall schedule closing of acquisitions and arrange funding.

Funding Capital: Our acquisition and funding capital will come from issuing shares for sale to the public through registration, our stock subscription agreement with Heffernan Capital Management entered on October 29, 2010 to purchase 55,700,000 shares at $.25 per share. The Heffernan Capital Management stock subscription agreement (purchase agreement) is a firm commitment to buy the shares subscribed for. Heffernan Capital Management will transfer funds on its purchase of our shares once a ticker symbol has been issued by FINRA approving the Company for trading on the OTCBB (Over-the-counter-bulletin-board) and plan to sale the shares to overseas (Non-US citizens) and subsequently selling shares to Kodiak Capital Group through Investment Agreement over 36-months, and future debt structures such as corporate grade debt offerings, traditional asset backed loans, third party mezzanine debt lenders as applicable for the situation.

We have had no revenue since inception and are considered a development stage company. Our initial operating capital shall come from this Initial Public Offering and the funding commitment of $100mil. to be provided by Kodiak Capital Group, LLC of New York, NY. Kodiak Capital Group is hereby not deemed an underwriter.

We expect our results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar services, the entry of new competitors into our industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by us or our competitors, specific economic conditions in the energy upstream and midstream assets retail sales of products, and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

The income potential of our proposed business is unproven and our limited operating history makes it difficult to evaluate our prospects. We anticipate increased expenses as we continue to expand and improve our infrastructure, implement our business purpose, invest in or develop additional services, develop our technology, expand our sales and marketing efforts and pursue additional industry relationships. Moreover, the acceptance of the services that we offer is uncertain. We are dependent on the proceeds of this offering to further implement our business purpose. If we are unable to raise such additional financing, we may be unable to continue in business and may have to curtail our operations. Also, there can be no assurance that management will continue to provide funds for our operations in the form of stock subscriptions.

The company has entered into a definitive investment agreement with Kodiak Capital Group. Kodiak Capital Group has agreed to invest $100,000,000 into the company through an equity line. In order for the company to access the equity line, the company has entered into a Registration Rights Agreement with Kodiak Capital Group which requires us to file a subsequent Form S-1 Registration Statement with the Securities and Exchange Commission for the resale of the securities to be purchased by Kodiak Capital Group. We may only draw down an amount that is not more than double the value of the average daily trading volume of our stock in the ten days before the draw down is exercised. Since there currently is no trading volume in our stock, we will not be able to draw down much, if anything, from the Kodiak funding commitment until a trading volume develops.

•

We have had no revenue since inception and are considered a development stage company. Our initial operating capital shall come from this Initial Public Offering and the funding commitment of $100mil. to be provided by Kodiak Capital Group, LLC of New York, NY. Kodiak Capital Group is hereby not deemed an underwriter.

•

We may only draw down an amount that is not more than double the value of the average daily trading volume of our stock in the ten days before the draw down is exercised. Since there currently is no trading volume in our stock, we will not be able to draw down much, if anything, from the Kodiak funding commitment until a trading volume develops.

•

In light of the limitation on the agreement of stock that Kodiak may purchase according to the Investment Agreement. Specifically, given that we currently have 225,966,667 shares of common stock outstanding as of September 30, 2010, and given the limitation that Kodiak cannot hold more that 4.99% of our outstanding common stock, it appears that Kodiak may not purchase more 11,275,737 shares of our common stock.

•

In addition, given that we must pay 1/2 of the commitment fee of $5 million upon the first drawdown and the fact that Kodiak currently holds 5,000,000 shares of our common stock issued as a commitment fee, it appears that the first drawdown will be limited to 6,275,737 shares.

•

Assuming a best bid price equal to our offering price of $0.25, and taking into account the 15% discount to Kodiak and 6% payment to Pythagoras, we would net roughly $0 from our agreement with Kodiak at the first drawdown until the commitment fee is paid. We will not be able to draw down further amounts from this equity line until Kodiak sells it holdings of our common stock, or we issue more shares to dilute Kodiak’s holdings so that its ownership remains below the 4.99% threshold.

•

Kodiak assures us that it has significant investor pools and affiliate market makers who will buy its positions in our stock to help it maintain a level below 4.99%. Further, we anticipate the Kodiak share position will be further diluted to issuance of more shares given the fact that 55,700,000 shares are fully underwritten through Heffernan Capital Management.

•

We further assume without offering guarantee of any kind that the share price that we offer shares to Kodiak Capital Group will be at market pricing much higher than our offering price best bid. The offering of shares to Kodiak Capital is also subject to a subsequent registration statement being filed with the Securities and Exchange Commission after completion of our initial public offering.

•

Subject to the terms and conditions of the Equity Line Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars) (the “Put Amount”), which the Company intends to sell to the Investor on a Closing Date (the “Put”).

•

The amount that the Company shall be entitled to Put to the Investor (the “Put Amount”) shall be equal to, at the Investor’s election, either: (A) up to Two Hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the Ten (10) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date, or (B) up to minimum five million dollars ($5,000,000). During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to eighty five percent (85%) of the lowest closing Best Bid price of the Common Stock during the Pricing Period.

•

Example of put pricing model the Company will use when submitting put request to Kodiak is as follows: Assuming the Company shares are trading at .35 ..40.45 for ten trading days with the lowest best bid pricing at .30 then Kodiak would purchase our shares at 85% of .30 which equals 0.255 per share times 14,000,000 shares= $3,570,000 less 6% to Pythagoras Group= $3,355,800 Net.

•

Utilizing this put strategy the Company could register for issuance 420mil shares at this pricing and net $100mil as needed over 36 months until the Company has secured the entire funding amount of $100mil.

•

In the first instance the Company intends to register at least 100mil. shares for sell to Kodiak. Assuming the Company shares trading volume was at 10,000,000 shares times 10 days times an average three daily closing bid price of .40 as the lowest closing best bid price for the three daily closing bid prices preceding the put date. The put formula would be 10,000,000 X 200%= 20,000,000 X .40= $8,000,000. Utilizing this put strategy the Company could register for issuance 150mil. shares at this pricing and net $100mil. as needed over 36 months until the Company has secured the entire funding amount of $100mil.

•

Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares unless each of the following conditions are satisfied;

•

A Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

•

At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

•

the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Investor’s Put Notice Date;

•

no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

•	the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

•

If any of the events described in clauses (I) through (V) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

PGI Energy will acquire proven producing oil & gas assets and refinery and pipeline assets throughout the US and Canada with existing operators contracted to maintain production. We will establish a trading and sales department for crude and refined products which will be responsible for selling refined crude products from any refinery we may acquire. If sufficient crude is not available from any oil fields we may acquire for operations, we will purchase crude at market.

Our acquisition strategy is contingent upon us receiving funding from our Kodiak Capital commitment and selling shares to the public through registered public offering. Sales and marketing campaign. Our future success and the expansion of our business will require us to further develop our sales and marketing strategy.

Acquisition Targets and Evaluation

The Company has identified and evaluated numerous potential targets for acquisition of oil and gas assets on-shore and off-shore in state waters in Louisiana Gulf Coast which includes 60 oil wells and 6 injection wells of which 33 are active and an eight mile transport pipeline with pump and metering facilities. The structure is a Shell Oil platform generating approx. 400 boe per day with revenues of $10.6 mil. and pipeline revenues of approx. $1.5mil. The asset will be operated by third party operator for production maintenance. The acquisition cost of the asset is $35mil. Net EBITDA expected of $8.4 Mil. Ann. is a projection based upon current revenues of cost savings of reduced payroll and reduced operating cost. The production numbers and revenues provided herein come from the financial statements of the seller and the engineering report.

The Company has identified a 5,000 Bpd atmospheric refinery newly constructed 2009, distressed asset taken back by the lender after construction. The lender has competent management operating the facility. The asset appraised in 2008 for $74 mil. and the lender is willing to sale the asset for $26mil. The revenues historically under lender management at less than full capacity have generated approx. $4mil.-$6mil. per month revenues and is expected to generate $72mil. per year on average with net EBITDA of $10.8Mil. Ann. The assets will be operated by existing management team. The financial projections are based upon current revenues and reduced operating cost savings and efficiencies. The value of the asset was determined by third party appraiser.

The Company has identified proven producing oil and gas assets in Texas, Louisiana and Ohio being offered by a single owner of approx. 360 wells operated at cost ranging $1.7 mil. per 10% WI or entire field from $8.4 mil. to $20mil. These assets collectively generate annual revenues over $6mil. the assets will be operated by current third party operators. The financial projections are based upon current revenues and reduced operating cost savings and efficiencies. The value of the asset was determined by third party engineer.

The Company has reviewed numerous engineering reports for offered packages of upstream and midstream assets as potential targets of acquisition as funding becomes available. However, there are no assurances these assets will remain available when and if the company raises capital for acquisitions because these assets are not under contract and are for sale to the first buyer. For an example the company entered into discussions to acquire a 5,500 Bbl per day refinery in Kentucky and the owner was distressed, and sold to the first buyer with cash.

The Company has evaluated potential proven producing asset divestures by EnCana in Canada as potential joint venture partnerships with certain Canadian operators.

The Company cannot further identify specific seller information as this compromises the company chances of acquiring these assets. The Company has been in communications with the owners and or agents of the foregoing assets and negotiated firm pricing as indicated above contingent upon us receiving funding to execute agreements for final purchase on a first come basis.

We plan to limit our planned investment under certain circumstances

Our acquisition strategy is contingent upon us receiving funding from our Kodiak Capital commitment and selling shares to the public through registered public offering. If we do not receive the full amount of this offering we plan to limit our acquisition strategy to no more than 75% of liquidity at any given time. This simply means if we have $8mil. liquidity we will only acquire up to $6mil. proven income producing assets.

Company Planned Capital Expenditures for the next 12 months

The Company has planned for the following expenditures upon raising sufficient capital to meet its goals and objectives: $50,000,000- $100,000,000 acquisition of proven producing oil & gas, refinery and pipeline assets; $2-4mil. of trucking and distribution; office furnishings and equipment $330,000. Our capital expenditure is contingent upon us receiving funding from our Kodiak Capital commitment and selling shares to the public through registered public offering. If we do not receive the full amount of this offering and or the Kodiak Capital funds do not materialize, we plan to limit our capital expenditure to no more than 75% of liquidity at any given time, then re-evaluate our alternative financing solutions such as AGS Capital Group $100mil. term sheet equity line offer, secondary public offering through registering additional shares and selling through the market, corporate debt rated offering, mezzanine debt loan, asset based loan, and traditional bank funding.

Regulatory Requirements

We will be subject to various regulatory and reporting requirements because the petroleum industry is heavily regulated. Our corporate counsel will be responsible for the Company meeting its regulatory reporting, permitting and licensing obligations. States require petroleum companies, which are operating in their state to file reports with the appropriate agency, maintain appropriate permits, and the operators of oil fields must be licensed and registered by the appropriate state agency or federal agency if operated in federal waters. The agency varies from state to state. For example in Texas, the Texas State Railroad Commission regulates petroleum companies. Many localities require reporting by petroleum companies, especially in the area of environmental matters. Petroleum companies are also required to maintain appropriate surety bonds for abandonment and plugging of wells. Refinery operations routinely require testing for environmental purposes and reporting to the environmental protection agency. Transportation of crude and refined products requires specific transport vehicles such as gasoline tankers and drivers must be HAZMAT licensed. Pipeline operations require routine testing and reporting requirements to State and federal agencies.

Summary of Significant Accounting Policies

•	Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates.

•	Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of less than three months at the date of purchase to be cash equivalents.

•	Income Taxes

The Company accounts for income taxes pursuant to the provisions of the Accounting Standards Codification 740, Accounting for Income Taxes, which requires an asset and liability approach to calculate deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

•	Our fiscal year ends on December 31.

Where You Can Find Us

Our principal executive offices are located at 7322 Southwest Frwy Ste 1100, Houston, TX. 77074 telephone number at this location is (713) 532-5649 (713) 532-5649 . Our web site address is www.PGI-Fund.com. The information contained on our web site is not deemed a part of this prospectus.

Legal Proceedings

We are not a party to any legal proceeding.

Selected Financial Information

The following selected financial data should be read in conjunction with our “Management’s Discussion and Analysis – Plan of Operation” and our Financial Statements and Notes thereto, included elsewhere in this offering. The balance sheet data as at September 30, 2010, and the statement of operations data for the period from our inception (February 18, 2010) through to September 30, 2010 set forth below are derived from our audited annual financial statements included elsewhere herein. The balance sheet data as at September 30, 2010, and the statement of operations data September 30, 2010, is derived from our audited financial statements included elsewhere herein.

As of Sept 30, 2010 (Unaudited)
Selected Financial Information
Cash	$1,945
Total Assets	119,945
Total Liabilities	51,368
Stockholders’ Equity/(Deficit)	68,577
Net Loss	(624,423)

Directors and Executive Officers

Initially there were only two board members Marcellous McZeal and Robert Gandy. A first board meeting was held to elect new directors and officers of the corporation. Robert Gandy resigned as board member and officer of the company on or about May 03, 2010. There is currently only one independent board member to the company and that is Roger Smith. The following directors were elected and appointed as officers of the company:

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:

	Age
Marcellous S. McZeal	40	Chief Executive Officer, and Chairman of the Board of Director
Carl A. Robinson	49	President and Director
Chad Slater	34	Vice-President and Director
Lionel Johnson	55	Chief Financial Officer and Director
Arael Doolittle	45	Chief Operating Officer and Director
Roger A. T Smith	50	Director

Biographical information with respect to each of our present executive officers and directors is set forth below.

Executive Officers Duties and Responsibilities

CEO/ Corporate Treasurer/Secretary – Marcellous McZeal responsible for corporate governance, policy writing, acquisition and merger target procurement, contract preparation and review, loan docs prep, commitment docs, title report review. Must approve all press releases and communications with media sources. Must approve all executive employment contracts or recommendations for termination of employment, is responsible for recording minutes of board meetings, transferring of stock certificates, maintain shareholder list, send out quarterly or annual reports to shareholders of record and arrange transfer agent to pay declared dividends. Shall devote 100% of time to his company duties and work a minimum of 40 hours per week. Mr. McZeal is still a partner and practicing attorney in the law firm Grealish & McZeal. Once PGI Energy Fund is fully operational he will resign his law firm partnership position.(1) Mr. McZeal currently devotes approx. 60% of time to PGI Energy Fund.

President-Carl Allen Robinson responsible for reviewing financial reports, acquisition and merger target procurement, review and approve departmental expense budgets. Human Resource communications with Odessey One Source. Shall be responsible for establishing benefits plans and continuity for 401K, health insurance, life insurance, business risk insurance plans and will be responsible for business integration plan development. Shall devote 100% of time to his company duties and work a minimum of 40 hours per week. Mr. Robinson is currently employed 50% by PGI Energy Fund as of July 01, 2010.

Senior VP – Chad Slater responsible for Performa reporting for all company assets, investment target procurement, business relationship development, acquisition evaluation, internal engineering reports and analysis. Shall devote 100% of time to his company duties and work a minimum of 40 hours per week. Mr. Slater is currently employed at Shell Oil Company and will resign his position once the Company is fully operational. (1)

COO – Arael Doolittle responsible for all daily operations compliance, daily sales report review, call log review, marketing oversight, draft press releases to submit to CEO, and business relationship development. Shall devote 100% of time to his company duties and work a minimum of 40 hours per week. Mr. Doolittle is currently employed 100% by PGI Energy Fund as of July 01, 2010.

CFO – Lionel Johnson shall be responsible for all corporate accounting internally including subsidiaries, budgetary reviews and reconciliation of company books, internal audit controls in compliance with Sarbanes-Oxley. CFO is responsible for financial reporting dissemination to external accountant Zucker and Associates via automated system and external auditors Friedman LLP. Shall devote 100% of time to his company duties and work a minimum of 40 hours per week. Mr. Johnson is currently 50% employed by PGI Energy Fund as of July 01, 2010.

Roger A.T Smith as a board member. Roger A. T Smith has over 30 years drilling, completion, work over and production experience with a B.A. in Mechanical Engineering. Mr. Smith is the CEO of The Sanday Corporation and is an advisor to Petrohawk and K&M Technology Group. He has provided consulting review for the acquisition targets of PGI Energy Fund I Series 2010 and is an invaluable resource to the board.

Our Executive Officers named herein are charged with the responsibility of functioning as our credit committee and shall coordinate their schedules to make sure that a quorum exist for review of proposed acquisitions or funding projects. Credit committee members are not chosen, but rather is a coordinated effort by the committee members to review every proposed projects. Thus all committee members shall be served with materials for review prior to committee hearing and the underwriter shall establish the committee review date by polling the committee members to make sure a quorum is available.

(10	We define fully operational as the Company being able to meet its financial obligations when they come due including payroll.

Executive Bio’s

Marcellous McZeal-2010 CEO & Corporate Counsel PGI Energy Fund I Series 2010; 2000-2010 Managing partner in the law firm of Grealish & McZeal LLP in Houston, Texas. Oil and Gas litigation, prepare and examine contracts involving leases, licenses, purchases, sales, insurance; Provides legal advice to oil and gas organization, prepares resolutions and forms, and participates in major legal actions; responsible for foreseeing and protecting the company against legal risks – Corporate Representation, Malpractice Insurance, Business Entities and Startups. Worrell & McZeal P.C. 99-00-Principle in Association of Professional Corporations – Practicing Commercial, Real Estate and Business Litigation. Negotiation and preparation of contracts, sale and purchase of businesses, employee relations, and dissolution, Attendance at annual meetings; Negotiation with vendors, employees and executives; Financing issues; Compliance and labor issues; government regulation; and Business succession planning. Southwestern University, Georgetown, Texas B.A. Degree, May 1991, Finance and Business Major. South Texas College of Law, Houston, Texas, Doctor of Jurisprudence Degree, May 1995 Admitted to Texas Bar; U.S. Court of Appeals for the Fifth Circuit, U.S. District Court for the Western Districts of Texas and Southern District of Texas.

Mr. McZeal is still a partner and practicing attorney in the law firm Grealish & McZeal. Once PGI Energy Fund is fully operational he will resign his law firm partnership position. Mr. McZeal currently devotes approx. 60% of time to PGI Energy Fund.

Carl Allen Robinson-2010 President PGI Energy Fund I Series 2010; 2004-2010 Vice president MJLM Wealth Solutions- manager and developer for wealth development, wealth protection, and wealth transfer of firms clients. 1997-2004 Financial Consultant AXA Financial Advisors administered employer-employee benefits, estate planning, tax advantage investments, retirement planning and insurance. Maintains a securities license and life insurance license. (See Exhibit99(d) Broker Check Disclosure) University of Texas at Austin B.S. in Communications, 1983. Mr. Robinson is currently employed 50% by PGI Energy Fund as of July 01, 2010.

Chad Slater-2010 Senior Vice-President PGI Energy Fund I Series 2010; Ten years industry experience with a proven track record managing and engineering high voltage projects and overseeing construction of electrical designs. Bachelor of Science in Electrical Engineering December Prairie View A&M University Prairie View, TX 1999. Electrical Engineer BP Texas City Refinery, Texas City, Texas, Electrical Services and Power Distribution, February 2009 – Present; I & E Maintenance Engineer – BP Texas City Refinery, Texas City, Texas Maintenance, Reliability and Contract Services, November 2007 – February 2009; Electrical Engineer, Project Manager – Center Point Energy, Houston, Texas Major Underground Engineering, January 2004 – January 2007; Graduate Engineer III – City of Houston, Houston, TX Bureau of Air Quality Control, March 2003 – January 2004; DSP Product Engineer – Texas Instruments, Inc., Stafford, Texas Digital Signal Processing, September 2000 – January 2003; National Institute of Technology (Everest), Houston, TX Instructor, November 2003 – June 2004; associate nuclear engineer.... TXU steam station Comanche peak… 1999-2000 Mr. Slater is currently employed at Shell Oil Company and will resign his position once the Company is fully operational.

Arael Doolittle-2010 Chief Operating Officer PGI Energy Fund I Series 2010; 2006-Present Pinnacle Title Company owner/vice-president Develop and implement policies and procedures indicated by the Texas Department of Insurance. Close loans and disburse loan funds. Responsible for the productivity and budgetary performance of the operations department. Review title documents, easements and mitigate any open issues. Act as liaison between customers and Title Company. Manage processing of all legal documents and edit legal documents for accuracy of loan information. Suggested and implemented new products that increased earnings by 43%. 2002-2006 Star point Residential Mortgage. Increased regional sales from $25 million to $350 million from 2004 to 2005. Managed a staff of professionals in restructuring problem business banking and commercial loans, worked with lending personnel and borrowers to better secure collateral and/or assets of the borrower. Performed analysis to identify possible front-end and/or back-end fraud. Identified areas for increased security procedures and recommended to fraud prevention associates. Developed strategic sale and marketing objectives, established sales territories and quotas, managed budgets and evaluated sales performance of associates. University of Illinois, B.A. Liberal Arts & Communications 1988. Mr. Doolittle is currently employed 100% by PGI Energy Fund as of July 01, 2010.

Lionel Johnson-2010 Chief Financial Officer PGI Energy Fund I Series 2010; 2008-2010 Senior Contract Compliance Officer City of Houston; 2007-2008 Toloje Group as management consultant; 1994-2006 BSCI, Inc Houston, TX Operations Manager; 1990-1994 Unity National Bank as Vice President/Compliance Officer; 1987-1990 State of Texas Department of Banking, Austin, TX as Bank Examiner. University of Texas, Austin, TX. B.S. degree, and Rice University Executive Education Program (Operational Analysis). Mr. Johnson is currently 50% employed by PGI Energy Fund as of July 01, 2010.

Each officer is appointed by the board of directors and holds his office at the pleasure and discretion of the board of directors or until his earlier resignation, removal or death. Executive employment contracts can be found at Exhibits 10.1 through Exhibit 10.5

There are no material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or has a material interest adverse to us.

Our Board of Directors

Our board oversees our business affairs and monitors the performance of our management. During the period from inception through August 31, 2010, our board held four meetings and handled certain business through unanimous written consents in accordance with our by-laws and applicable Texas law. We have a policy of requesting all directors attend our annual meetings of stockholders.

Our Advisory Board Members

Our Advisory Board Members consist of Robert Gandy and Robert Carroll. The purpose of this advisory board is to give accountability to the board of directors of the credit underwriting activities of Pythagoras Group on behalf of the Company.

Potential Conflicts of Interest

We do not have an audit or compensation committee comprised of independent directors. The functions of those committees are performed by our board of directors. Accordingly, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management’s compensation on their own, and audit related issues that may affect management decisions. There is a potential conflict of interest regarding Marcellous McZeal being a partner at the law firm Grealish & McZeal acting as our CEO and Chief Counsel. His law firm was awarded a contract regarding a $2million fee for legal services by him and Mr. Gandy as the only board members. This contract was reviewed by new board members, ratified and adopted as fair and equitable in the best interest of the Company and its shareholders. He will however resign his law firm position once the Company becomes fully operational. Marcellous McZeal, our chief executive officer as chief counsel and principal of a special purpose entity called Petro Refinery Series I, Inc was formed with Robert Gandy to acquire refinery assets. The entity is currently not operating and never has been operational.

The Company entered into an agreement with Pythagoras Group, Inc. (“Pythagoras”), an entity wholly owned and controlled by Robert Gandy, that as compensation for obtaining financing for the Company (as negotiated with Kodiak), Pythagoras will receive 6% of the funded amount. This fee is due and payable from the proceeds of the Kodiak Agreement not the initial public offering. The company has contracted with Pythagoras Group a boutique investment bank to provide contracted services as chief underwriter for proven producing oil & gas assets, refinery and pipeline assets, distressed assets acquisition and deal evaluation. Under the contract Pythagoras Group shall receive compensation of 2% of the gross profits of the company plus operating expenses.

Robert Gandy is a beneficial owner of more than 5% of the company common shares, thus deemed a control person. Robert Gandy is the CEO of Pythagoras Group our investment bank and chief credit underwriter. Mr. Gandy resigned as an officer on or about April 10, 2010 and Director on or about May 03, 2010. Mr. Gandy is still considered to be a promoter of the Company. The Company will award a contract employment position with negotiated salary for a term of 20 years and the “golden parachute provisions” that have been granted Robert Gandy as part of his contract provisions. The Company plans to take this up with the Board of Directors at the next annual board meeting in February 2010. Robert Gandy and Robert Carroll employees of Pythagoras Group have been appointed as advisory board members of PGI Energy Fund, which will serve to give an accounting to the board of the credit underwriting activities of Pythagoras Group. Robert Gandy prior to forming PGI Energy Fund, formed a special purpose entity called Petro Refinery Series I, Inc with Marcellous McZeal, our chief executive officer as chief counsel and principal of that entity. The entity is currently not operating and never has been operational.

The agreements were subsequently reviewed by the Board of Directors elected after June  01, 2010, ratified adopted and approved by unanimous vote.

Executive Compensation

We have not paid, any cash compensation to our executive officers we have issued 5,000,000 shares common stock restricted to each of our executive and Marcellous McZeal for legal services performed received 81,666,667 shares of restricted common stock. We have not paid any compensation to our directors since inception except stock awards as indicated in the table below. We do not anticipate doing so until we have sufficient cash flows from our operations or other sources of financing.

We have entered into employment agreements with our entire executive officers contingent upon our financing contemplated herein. Our executives will begin to receive their full salaries and the signing bonus of one full year salary is due as per their employment contract immediately upon the Company receiving funding from the initial public offering. The signing bonus was offered to executives to entice them to join the Company and the Company believes it to be fair and equitable given industry standards.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned or awarded to our CEO, and President, Vice-President, CFO, COO, which begins upon successful completion of our initial public offering. We consider successful completion of our initial public offering to be once more than 50% of our initial public offering has been sold. Given the fact that the Company has entered into a underwritten agreement for the sale of 55,700,000 shares at .25 per share the Company would not suffer a burden in paying said salaries.

The table below sets forth the base salary and restricted stock grants provided for each of these executive officers under their employment agreements. These agreements were entered into June 15, 2010.

Name	Base Salary	Number of Shares of Common Stock Subject to Restricted Stock Grants
Marcellous S. McZeal, Chief Executive Officer	$250,000	-0-
Carl A. Robinson, President	$200,000	5,000,000
Lionel Johnson, Chief Financial Officer	$120,000	5,000,000
Chad Slater, Senior Vice President	$180,000	5,000,000
Arael Doolittle, Chief Operating Officer	$150,000	5,000,000

Outstanding Equity Awards

There were 26,000,000 shares issued on September 21, 2010 as outstanding equity awards granted. The equity awards were issued as part of executive compensation since the Company has been unable to pay cash wages. The equity awards are restricted.

Option Exercises

We have issued no options to our principal executive officers, principal accounting officer, or other named executive officer. Accordingly, none of such persons exercised options or acquired shares upon the exercise of stock options during the period from the date of our inception through August 31, 2010. Also, we currently do not have stock appreciation rights (SARs) or restricted stock plans.

Employment, Severance and Change in Control Arrangements

Change in Control. A “Change in Control” shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company, (ii) the Company shall be merged, consolidated or reorganized with another corporation, partnership or other entity and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities of the surviving or resulting corporation, partnership or other entity shall be owned in the aggregate by the shareholders of the Company, as determined immediately prior to the consummation of such merger, consolidation or reorganization, (iii) the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary or affiliate in a single transaction or a series of related transactions, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 1 3(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934 (“Exchange Act”), other than any Executive benefit plan then maintained by the Company, shall acquire more than 30% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 1 3d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans established or maintained by us. Our board of directors may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if it determines that doing so is in our best interests.

Director Compensation and Benefits

We had no non-employee directors during the period from inception through September 30, 2010 and we did not pay any cash compensation, or issue any stock options or other equity based awards to any person serving as a director. We do not currently reimburse any of our directors for out-of-pocket expenses for attending meeting of our directors and do not anticipate doing so for the foreseeable future. Further, we do not anticipate paying any cash compensation to our directors for the foreseeable future or issuing to any such person any options to purchase our shares, although we reserve the right to do so in the future. We may, if we have the cash resources, purchase a directors’ and officers’ liability insurance policy, although we have not purchased any such policy as of the date of this offering.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of September 21, 2010 information with regard to equity compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance. Each of the officers listed in the table below received the following shares of equity compensation under employment agreements.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned (1)	% of Common Stock Beneficially Owned
Carl A. Robinson	5,000,000	2.5%
Chad Slater	5,000,000	2.5%

Lionel Johnson	5,000,000	2.5%
Arael Doolittle	5,000,000	2.5%

Marcellous McZeal	81,666,667	36%
All executive officers and directors as a group (5 people)	101,666,667	46%

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of September 30, 2010, beneficial ownership of our common stock by the following: (i) any person we know who is the beneficial owner of more than 5% of our common stock, (ii) each of our directors and our named executive officers, and (iii) all of our directors and named executive officers as a group. As of September 30, 2010, we had 225,966,667 shares of our common stock issued and outstanding. Those shares are held by Robert Gandy representing 38% ownership as a majority shareholder, and Marcellous McZeal as officer and director for the company representing 36% ownership of the company and other officers and directors owning 14.3%.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned (1)	% of Common Stock Beneficially Owned
Robert Gandy(2)	85,000,000	38%
Marcellous McZeal	81,666,667	36%
Carl A. Robinson	5,000,000	2.5%

Chad Slater	5,000,000	2.5%

Lionel Johnson	5,000,000	2.5%
Arael Doolittle	5,000,000	2.5%
Roger Smith(3)	11,000,000	4.4%
All executives and directors as a group (6 people)	106,666,667	50.4%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act and is generally determined by “voting power” and/or “investment power” with respect to securities. Unless otherwise noted, all shares of our common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of our common stock owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be. All addresses, except as noted, are c/o PGI ENERGY FUND I SERIES-2010, Inc., 7322 Southwest Frwy Suite 1100, Houston, TX. 77074.

(2)

Robert Gandy is not an officer or director; however he is an affiliate of the company and majority shareholder. Robert Gandy is a beneficial owner of more than 5% of the company common shares, thus deemed a control person. Robert Gandy is the CEO of Pythagoras Group chief credit underwriter. Mr. Gandy resigned as an officer on or about April 10, 2010 and Director on or about May 03, 2010. Mr. Gandy is still considered to be a promoter of the Company.

(3)

Roger Smith received 11,000,000 shares for providing engineering consulting services to the Company in lieu of cash, and was subsequently elected to the board of directors and accepted his appointment October 08, 2010.

Certain Relationships and Related Transactions, and Director Independence

Contractual Obligations and Commitments

The Company entered into an agreement with Pythagoras Group, Inc. (“Pythagoras”), an entity wholly owned and controlled by Robert Gandy, that as compensation for obtaining financing for the Company (as negotiated with Kodiak), Pythagoras will receive 6% of the funded amount. This fee is due and payable from the proceeds of the Kodiak Agreement not the initial public offering. Robert Gandy is herein deemed a promoter of the Company. The Company will award a contract employment position with negotiated salary for a term of 20 years and the "golden parachute provisions" that have been granted Robert Gandy as part of his contract provisions. The Company plans to take this up with the Board of Directors at the next annual board meeting in February 2010. Robert Gandy and Robert Carroll employees of Pythagoras Group have been appointed as advisory board members of PGI Energy Fund, which will serve to give an accounting to the board of the credit underwriting activities of Pythagoras Group. Robert Gandy prior to forming PGI Energy Fund, formed a special purpose entity called Petro Refinery Series I, Inc with Marcellous McZeal, our chief executive officer as chief counsel and principal of that entity. The entity is currently not operating and never has been operational.

The Company also has an agreement with Grealish & McZeal, an entity affiliated with Marcellous McZeal, our chief executive officer to pay an aggregate amount of $2 million in consideration of legal services rendered to date, and to be rendered in the future. This fee is due and payable from proceeds of the Kodiak Agreement not the initial public offering. Mr. McZeal has agreed that he will only 50% of any tranche received from the Kodiak Capital Agreement until the full balance of his legal fee is paid. Marcellous McZeal is herein deemed a promoter of the Company. Marcellous McZeal, our chief executive officer as chief counsel and principal of a special purpose entity called Petro Refinery Series I, Inc was formed with Robert Gandy to acquire refinery assets. The entity is currently not operating and never has been operational.

The company has contracted with Pythagoras Group a boutique investment bank to provide contracted services as chief underwriter for proven producing oil & gas assets, refinery and pipeline assets, distressed assets acquisition and deal evaluation. Under the contract Pythagoras Group shall receive compensation of 2% of the gross profits of the company plus operating expenses.

The foregoing contractual agreements have been subsequently reviewed by the Board of Directors, ratified and adopted as approved on June 29, 2010.

Effective February 18, 2010, the Company sold shares as follows: Robert Gandy received 255,000,000 million shares at .0002 in return for $1,000 cash and a commitment to funding operating expenses of the Company up to $50,000. Through September 30, 2010, Mr. Gandy paid $62,819 of expenses on behalf of the Company, of which $12,819 are classified as loan from shareholder and are non-interest bearing.

Effective July 01, 2010, the Company approved a reverse split 1-for-3 of its outstanding common shares of stock. As a result of the split Robert Gandy received 85,000,000 shares. On November 5, 2010, Robert Gandy received an additional 1 million shares of the Company’s stock in exchange for $10,000 in cash. Robert Gandy then gifted the shares to Roger Smith. Additionally, Robert Gandy made an unsecured loan to the Company of $3,000.

Our policy of Review, Approval or Ratification of transactions with Related Persons

The Company has an unwritten policy as was followed regarding the contractual review of the Gandy and McZeal contracts entered into by the parties as related party transactions. 1) Our policy requires us to convene a quorum of our board members which consist of a majority. The related person(s) must recuse himself from the voting process on the matter related to him, but can be present during the review process. 2) Our policy is to review the contract (s) proposed for fairness regarding pricing and quality of said services to be provided in accordance with industry standards. 3) We further evaluate whether the services to be provided can be delivered in a fair and impartial manner. 4) We then determine whether the transaction significantly benefits the Company and its shareholders.

Our board members are all business persons with significant experience in reviewing contracts as business executives. Summary analysis used in the board review of the Gandy and McZeal contracts: Once the new board was elected and appointed. A special board meeting was called where a majority of the board members meet at the corporate headquarters board room to discuss among other matters the two contracts that had been entered into between McZeal and Gandy on behalf of their prospective firms as separate contracts while they were board members and officers of the Company. The board first reviewed and discussed the services being provided by both companies. The board noted that the Gandy contract did not require a retainer fee, it provided an invaluable service that the Company needed that would not only benefit management but the shareholders as well through vetting out acquisition opportunities, underwriting those prospects for presentment to the credit committee. Mr. Gandy noted this was his reason for resigning as officer and Director of the company he co-founded. We noted that he had secured a funding contract with Kodiak Capital Group on behalf of the Company in the amount of $100Mil. We further noted that he had not been paid to date for any of his services. We took notice that his fees were industry standard for investment banking and business consulting services. We noted that he in fact continued to support the Company financially at his personal expense with unsecured loans bearing no interest rate.

In the McZeal contract we noted that his legal services contract was fair and equitable given the fact that most law firms do not provide contingency fee legal services of this magnitude to its clients but rather expect the Company to pay all fees when they come due. We noted that Mr. McZeal took $49,000 in stock for legal services rendered. We noted that to be fair and equitable given the complexity of the legal services he has provided the Company. We noted that the Company needed these services on an on-going basis such as filings with the Securities and Exchange Commission, and contract negotiations and review. We noted that Mr. McZeal has provided the invaluable service of vetting out distressed asset acquisition targets assessable only through the bankruptcy court system and personal contacts with clients and other attorneys. Given the forgoing facts we believe the contract is fair and equitable and works to the best interest of the Company especially since the Company cannot otherwise afford counsel it benefits the shareholders significantly. We believe his continued role as corporate counsel upon resigning his law firm partnership position does not present a conflict of interest.

Director Independence

Roger Smith is the only independent director. We plan to add at least one more independent director to our board as soon as practical. We define independent board member as someone who is not an affiliate, control person, or officer of the Company.

Contractual Obligations Non-Related Parties

The company has entered into a contract with Odyssey Outsourcing, Inc d/b/a odysseyonesource a (POE) for Human Resources Management a third party outside agency that is regulated. Odyssey will maintain employment records, administer payroll, and manage employee benefits plans for the company for a fee this fee cannot be calculated at this time as the services they provide are a pay as you go service. (See Exhibit 10.6)

The company has entered into a definitive investment agreement with Kodiak Capital Group. Kodiak Capital Group has agreed to invest $100,000,000 into the company through an equity line. In order for the company to access the equity line, the company has entered into a Registration Rights Agreement with Kodiak Capital Group which requires us to file a subsequent S1 Registration Statement with the Securities and Exchange Commission for the resale of the securities to be purchased by Kodiak Capital Group.

On October 08, 2010 the Company entered into an underwriting agreement regarding its planned initial public offering with Heffernan Capital Management. Originally the Company planned to offer shares to the public in a self-underwritten initial public offering. The Company has determined the fully-underwritten offering to be in the best interest of the Company and its shareholders. The underwriter will purchase 55,700,000 shares of common stock at .25 per share. Heffernan Capital Management is a fund located in Bangkok, Thailand.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to this offering, no public market has existed for our common stock and we can give no assurance that any public market will ever develop or, if any public market for our common stock develops, that it will be sustained.

We propose to seek quotation of our shares of common stock on the OTC Bulletin Board. We can give no assurance that the shares will be accepted for quotation on the OTC Bulletin Board. In order for our shares to be quoted on the OTC Bulletin Board, a market maker will need to file an application with the Financial Industry Regulatory Authority (FINRA) to make a market in our common stock. As of the date of this offering, we have requested Montecito Advisors, market maker to make a market in our common stock or to quote our shares. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered hereby if the purchaser desires to do so when eligible for public resale if FINRA does not approved the stock for listing.

As of the date of this offering, there were 225,966,667 shares of our common stock issued and outstanding, which were held by 25 stockholders of record.

Dividends

Since our inception, we have not declared or paid cash dividends on our common stock. Currently, we intend to retain earnings, if any, to support our growth strategies and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Indemnification of Directors and Officers.

The Corporation shall indemnify any Director or Officer or former Director or Officer of the Corporation, or any person who may have served at its request as a Director or Officer or former Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such Director or Officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or Officer or former Director or Officer or any such person serving or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the Directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or Officer or former Director or Officer or such person was not guilty of negligence or misconduct in performance of duty. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or Officer or former Director or Officer or any such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

Item 12A	DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

The Corporation shall indemnify any Director or Officer or former Director or Officer of the Corporation, or any person who may have served at its request as a Director or Officer or former Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such Director or Officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or Officer or former Director or Officer or any such person serving or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the Directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or Officer or former Director or Officer or such person was not guilty of negligence or misconduct in performance of duty. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or Officer or former Director or Officer or any such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses to be incurred by us in connection with the registration of the securities subject of this registration statement are estimated as follows:

Offering expenses, including expense advanced by management or payable in connection with closing, including: (1)

SEC Filing Fee	4,500
Legal and accounting fees and expense	50,000
Edgar filing fees	3,000
Financial printing expenses	40,000
Miscellaneous expenses	2,000

Total	99,500

Item 14	Indemnification of Directors and Officers.

The Corporation shall indemnify any Director or Officer or former Director or Officer of the Corporation, or any person who may have served at its request as a Director or Officer or former Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such Director or Officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or Officer or former Director or Officer or any such person serving or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the Directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or Officer or former Director or Officer or such person was not guilty of negligence or misconduct in performance of duty. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or Officer or former Director or Officer or any such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

The Corporation shall indemnify any Director or Officer or former Director or Officer of the Corporation, or any person who may have served at its request as a Director or Officer or former Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such Director or Officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or Officer or former Director or Officer or any such person serving or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the Directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or Officer or former Director or Officer or such person was not guilty of negligence or misconduct in performance of duty. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or Officer or former Director or Officer or any such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

Item 15	Recent Sales of Unregistered Securities.

There have been no recent sales of unregistered securities to the general public. The only sale of unregistered securities has been to Robert Gandy founder and previous director, officer and affiliate of the company. Effective February 18, 2010, the Company sold shares as follows: Robert Gandy received 255,000,000 million shares at .0002 in return for $1,000 cash and a commitment to funding operating expenses of the Company up to $50,000. Through September 30, 2010, Mr. Gandy paid $62,819 of expenses on behalf of the Company, of which $12,819 are classified as loan from shareholder and are non-interest bearing. The shares would be restricted as a controlled person or affiliate relationship. The shares were issued in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) thereof. On November 5, 2010, Robert Gandy received an additional 1 million shares of the Company’s stock in exchange for $10,000 in cash. Robert Gandy then gifted the shares to Roger Smith. Additionally, Robert Gandy made an unsecured loan to the Company of $3,000.

Effective July 01, 2010, the Company approved a reverse split 1-for-3 of its outstanding common shares of stock. As a result of the split Robert Gandy received 85,000,000 shares.

Marcellous McZeal received 245 million shares in return for legal services valued at $49,000. In consideration of services rendered to date, the company agreed to pay Grealish & McZeal, LLP the aggregate amount of TWO MILLION DOLLARS and 00/100 ($2,000,000.00) in consideration of the services rendered to date and to be rendered in the future, for legal representation. Factors that affect the setting of attorney’s fees are the difficulty encountered in handling the legal and other aspects of the matter, and the actual time and expenses involved. The shares would be restricted as a controlled person or affiliate relationship. The shares were issued in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) thereof.

Effective July 01, 2010, the Company approved a reverse split 1-for-3 of its outstanding common shares of stock. As a result of the split Marcellous McZeal received 81,666,667 shares.

Marcellous McZeal shall remain Chief Executive Officer and Corporate Counsel for the company and as Chairman of the Board of Directors.

Subsequent to our registration statement being deemed effective in registering 85,000,000 shares of our common stock being sold in this offering as free-trading, we have issued on September 21, 2010, 23,300,000 shares at .01 par value as follows: Kodiak Capital received 5,000,000 shares as commitment fee under our Investment Agreement; Knights Bridge Law Co. Ltd on behalf of Heffernan Capital Management under our underwriter agreement we authorized issuance of 6,800,000 shares on or about September 30,2010 as commitment fee; Alvin Ausbon received 5,000,000 for Asset Acquisition Consulting Services rendered; Roy Simpson received 5,000,000 shares for Asset Evaluation Services rendered; Gerald Kimbrough received 500,000 shares for Transportation consulting services rendered; Dwight Jefferson received 500,000 shares for legal services rendered and Samuel Davis received 500,000 shares for Logistics consulting services rendered. These shares were issued to satisfy a bonafide debt owed by the Company and falls within the purview of our use of proceeds as working capital.

OUR PLAN OF DISTRIBUTION

This is our initial public offering. We are offering 55,700,000 shares of our common stock at a price of $0.25 per share. We subsequently entered into an agreement October 08, 2010 offering up to a maximum of 55,700,000 shares of our common stock at a price of $0.25 per share on a fully-underwritten basis through Heffernan Capital Management, Bangkok, Thailand. Heffernan Capital Management is not FINRA licensed as a broker/dealer nor licensed to offer securities in the United States. We are offering the shares through an underwriter or placement agent and will be required to pay a underwriter’s discount or commission in the amount of .10 per share. We have issued 6,800,000 shares common stock to the underwriter as compensation for investor relations and stock promotion. We subsequently entered into a stock subscription agreement with Heffernan Capital Management on October 29, 2010 for Heffernan Capital Management to purchase 55,700,000 shares at $.25 per share. The Heffernan Capital Management stock subscription agreement (purchase agreement) is a firm commitment to buy the shares subscribed for. Heffernan Capital Management will transfer funds on its purchase of our shares once a ticker symbol has been issued by FINRA approving the Company for trading on the OTCBB (Over-the-counter-bulletin-board) and plan to sale the shares to overseas investors (Non-US citizens). The Company has not received any funds from Heffernan and will not receive them before the OTC listing confirmation, which confirmation we have not received yet. The offering price per share has been arbitrarily determined by us and is not necessarily related to the value of our assets, or our book value, earnings, or any other recognized criteria of value.

Heffernan Capital Management reserves the right to accept or reject subscriptions for our shares in the offering for any reason or for no reason.

We propose to seek quotation of our shares on the OTC Bulletin Board. We can give no assurance that our shares will be accepted for quotation on the OTC Bulletin Board or any other quotation medium.

The offering price of our shares in this offering of $0.25 per share was arbitrarily determined by us and bears no relationship to the value of our assets, or our book value, earnings, net worth or any other recognized criteria of value. We did not engage an independent investment banking firm to assist us in determining the offering price of our shares. Also, our offering price was not based on the price paid by our founders for their shares. The offering price should not be regarded as an indication of any future price of our stock.

Currently, no public market for our shares of common stock exists and there can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares may be unable to sell their shares. As a result, you may find it more difficult to dispose of, or obtain accurate quotes for, our common stock. A purchaser of our securities in this offering should be able to bear the risk of losing his or her entire investment.

In order for our shares to be quoted on the OTC Bulletin Board, we must be a reporting company under the Securities Exchange Act have at least one market maker complete and file a Form 211 with FINRA, and have such application approved by FINRA. We have engaged a market maker Montecito Advisors, to apply for quotation of our shares on the OTC Bulletin Board and we are not able to determine the length of time that it will take for any such application to be approved by FINRA.

Offering Period

The offering period will commence promptly following the date of this prospectus and will continue for a period of 120 days thereafter unless earlier we sell all of the shares or we terminate the offering. We reserve the right to extend the offering period for up to an additional 90 days, in our sole discretion.

Subscription Agreement and Procedures

We will not accept any money until the registration statement of which this prospectus forms a part is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must deliver to us:

•	an executed subscription agreement in the form we will provide to you; and

•	a check, subject to collection, for the full subscription amount for the shares made payable to “PGI ENERGY FUND I SERIES 2010, Inc.”

Heffernan Capital Management may accept or reject any subscription in it’s sole discretion. In the event they reject a subscription, they shall return the subscription proceeds to the subscriber without interest, charge or deduction. You may revoke your subscription at any time prior to Heffernan Capital Management acceptance of your subscription by notifying them in writing of your subscription revocation decision.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market, if any such public market develops, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common stock prevailing from time to time, if any public market for our shares develops. The sale of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common stock.

Sale of Restricted Shares

Upon completion of this offering, we will have 281,666,667 shares of our common stock outstanding, assuming we sell all of the shares in this offering. Of these shares of our common stock, 55,700,000 shares of our common stock being sold in this offering will be freely tradable without restriction under the Securities Act, except for any such shares which may be held or acquired by an “affiliate” of ours, as that term is defined in Rule 144 under the Securities Act, which shares will be subject to the volume limitations and other restrictions of Rule 144 described below. As part of executive compensation an additional 20,000,000 shares of our common stock has been issued to our executive officers, 6,000,000 shares were issued as equity awards to employees, 10,000,000 shares were issued to Roger Smith for engineering services rendered as a consultant who has become an independent director of the Company, and the remaining 166,666,667 shares of our common stock held by our existing stockholders upon completion of this offering will be “restricted securities” and may be deemed “control securities,” as such terms are defined in Rule 144, and may be resold only following registration under the Securities Act or pursuant to an exemption from such registration, including, among other things, the safe harbor exemptions provided by Rule 144 and Rule 701 under the Securities Act, which rules are summarized below.

Issuance of Free-trading Shares

Subsequent to our registration statement being deemed effective in registering 85,000,000 shares of our common stock being sold in this offering as free-trading, we have issued on September 21, 2010, 23,300,000 shares at .01 par value as follows: Kodiak Capital received 5,000,000 shares as commitment fee under our Investment Agreement; Knights Bridge Law Co. Ltd on behalf of Heffernan Capital Management under our underwriter agreement we authorized issuance of 6,800,000 shares on or about September 30,2010 as commitment fee; Alvin Ausbon received 5,000,000 for Asset Acquisition Consulting Services rendered; Roy Simpson received 5,000,000 shares for Asset Evaluation Services rendered; Gerald Kimbrough received 500,000 shares for Transportation consulting services rendered; Dwight Jefferson received 500,000 shares for legal services rendered and Samuel Davis received 500,000 shares for Logistics consulting services rendered. These shares were issued to satisfy a bonafide debt owed by the Company and falls within the purview of our use of proceeds as working capital.

Rule 144

Under Rule 144, a person who became the beneficial owner of shares of our common stock prior to the commencement of this offering may not sell their shares until the earlier of (i) the expiration of a six-month holding period, if we have been subject to the reporting requirements under the Securities Exchange Act and have filed all required reports for at least 90 days prior to the date of the sale, or (ii) a one-year holding period.

At the expiration of the six-month holding period, a person who was not one of our affiliates at any time during the three month period preceding a sale would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and a person who was one of our affiliates at any time during the three months preceding a sale would be entitled to sell within any three-month period only a number of shares of our common stock that does not exceed 1% of the number of shares of our common stock then outstanding (which will equal approximately 5,000,000 shares immediately after this offering, assuming we sell all of the shares in this offering), and to certain requirements regarding manner of sale, certain notice requirements, and to the availability of current public information about us.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale will be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale, would remain subject to the volume restrictions described above and to certain requirements regarding manner of sale, certain notice requirements, and to the availability of current public information about us.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who purchased shares from us in connection with a compensatory stock or option plan or other written agreement before the date of the commencement of this offering, or who purchased shares from us after that date upon the exercise of options granted before that date, are eligible to resell such shares in reliance upon Rule 144 beginning 90 days after the date of this offering. If such person is not an affiliate, the sale may be made subject only to the manner-of-sale restrictions of Rule 144. If such a person is an affiliate, the sale may be made under Rule 144 without compliance with the one-year minimum holding period, but subject to the other Rule 144 restrictions described above.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock registered hereby. This prospectus, which is a part of our registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified by such reference. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s public reference rooms as indicated above.

A copy of the registration statement may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 1-800-SEC-0330 1-800-SEC-0330 1-800-SEC-0330 1-800-SEC-0330 1-800-SEC-0330 1-800-SEC-0330 1-800-SEC-0330 for further information regarding the operation of the public reference room. The registration statement and this prospectus is also available through the SEC’s Internet web site at http://www.sec.gov.

QUANTITATIVE AND QUALITATIVE DISCUSSION ABOUT MARKET RISK

We do not believe we face any material market risk exposure with respect to derivative or other financial instrument, financial currency risk, or otherwise.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

During the period from our inception through September 30,2010 our independent registered public accountants have not resigned (or indicated they have declined to stand for re-election after the completion of their most recent audit) and have not been dismissed by us.

Experts

We deem our independent public accountants Friedman LLP and our attorneys Grealish & McZeal as experts.

Until Heffernan Capital Management deems the offering closed or until

(120 days after the date of this

prospectus),whichever comes first, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as

underwriters with respect to their unsold allotments or

subscriptions.

PGI ENERGY FUND I SERIES 2010, INC.

Maximum of 55,700,000 Shares

of Our Common Stock

PROSPECTUS

November 18, 2010

Our Transfer Agent

Corporate Stock Transfer, Inc Denver, Colorado, is our transfer agent.

Item 16.	Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

Exhibit F†	Financial Statements

Exhibit 1†	Underwriting Agreement

Exhibit 1.1	Amendment to Underwriting Agreement

Exhibit 3(i)†	Articles of Incorporation

Exhibit 3(ii)†	Corporate By-Laws

Exhibit 3(iii)†	Amended Articles of Incorporation

Exhibit 5†	Opinion re legality

Exhibit 5.1†	Opinion re Investment Company Act

Exhibit 10.1†	Material Contract Employment Contract McZeal

Exhibit 10.1(a)†	Amendment to Material Contract McZeal

Exhibit 10.2†	Material Contract Employment Contract Johnson

Exhibit 10.2(a)†	Amendment to Material Contract Johnson

Exhibit 10.3†	Material Contract Employment Contract Slater

Exhibit 10.3(a)†	Amendment to Material Contract Slater

Exhibit 10.4†	Material Contract Employment Contract Doolittle

Exhibit 10.4(a)†	Amendment to Material Contract Doolittle

Exhibit 10.5†	Material Contract Employment Contract Robinson

Exhibit 10.5(a)†	Amendment to Material Contract Robinson

Exhibit 10.6†	Material Contract Odyssey Outsourcing Agreement

Exhibit 10.7†	Material Contract Grealish & McZeal Law Firm Contract

Exhibit 10.8†	Material Contract Pythagoras Group

Exhibit 10.9†	Material Contract Kodiak Investment Agreement

Exhibit 10.10†	Material Contract Kodiak Registration Rights Agreement

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

Exhibit 24†	Power of Attorney

Exhibit 99(a)	Subscription Agreement

Exhibit 99(b)†	Certificate of Good Standing

Exhibit 99(c)†	Board of Directors Minutes Meeting Electing Officers and Directors

Exhibit 99(d)†	Broker Check Report Carl Allen Robinson

Exhibit 99(e)†	Stock Certificate Specimen

Exhibit 99(f)†	2nd Certificate of Amendment

Exhibit 99(g)†	Disclosure Committee Charter

Exhibit 99(h)†	Board resolutions adopting Committees

Exhibit 99(i)†	Minutes of Special Meeting of Board

Exhibit 99(j)†	Corporation Minutes Resolution

Exhibit 99(k)†	D& O Questionnaire McZeal

Exhibit 99(l)†	D& O Questionnaire Gandy

Exhibit 99(m)†	D& O Questionnaire Johnson

Exhibit 99(n)†	D& O Questionnaire Slater

Exhibit 99(o)†	D& O Questionnaire Robinson

Exhibit 99(p)†	D& O Questionnaire Doolittle

†	Filed as exhibits to the Company’s Form S-1 Registration Statement filed with the Commission on September 20, 2010 and incorporated herein by reference.

Item 17.	Undertakings

(a)	Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is not an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

/S/ MARCELLOUS MCZEAL
(Registrant)
Date: 12/14/10		MARCELLOUS MCZEAL

	By:	/S/ MARCELLOUS MCZEAL
(Signature)
CHIEF EXECUTIVE OFFICER

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marcellous S. McZeal, his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARCELLOUS S. MCZEAL	Chairman of the Board, Chief Executive and Secretary	December 14, 2010
Marcellous S. McZeal

/S/ CARL ALLEN ROBINSON	Officer, President (Principal Executive Officer) and Director	December 14, 2010
Carl Allen Robinson

/S/ CHAD SLATER	Senior Vice President, (Principal Officer) and Director	December 14, 2010
Chad Slater

/S/ LIONEL JOHNSON Lionel Johnson	Chief Financial Officer and Director (Principal Financial and Accounting Officer) and Director	December 14, 2010

/S/ ARAEL DOOLITTLE	Chief Operations and Director	December 14, 2010
Arael Doolittle

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

CONDENSED BALANCE SHEET (Unaudited)

SEPTEMBER 30, 2010

ASSETS
Current assets
Cash	$1,945

Total current assets	1,945

Other assets
Stock issuance costs	$118,000

Total other assets	118,000

Total Assets	119,945

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$38,099
Loans from shareholders	13,269

Total current liabilities	51,368

Commitments

Stockholders’ equity
Common stock, par value $0.01 per share, 500,000,000 shares authorized, 225,966,667 issued and outstanding	2,259,667
Additional Paid in Capital (Deficit)	(1,566,667)
Deficit accumulated during development stage	(624,423)

Total equity	68,577

$119,945

The accompanying notes are an integral part of these unaudited condensed financial statements.

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010

(With cumulative totals since inception)

	Three months ended September 30, 2010	Cumulative Totals From Inception (February 18 to September 30, 2010)
Revenues	$—	$—

Operating expenses
Professional Fees (includes stock-based cost of $215,000)	212,163	330,087
Employment expenses (includes stock-based costs of $260,000)	260,000	260,000
General and administrative expenses	4,329	9,336
Acquisition related costs	0	25,000

	476,492	624,423
Net loss	(476,492)	$(624,423)

Net loss per share—basic and diluted	$(0.00)	$(0.01)

Weighted average common shares outstanding	173,043,011	116,709,630

The accompanying notes are an integral part of these unaudited condensed financial statements.

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY (Unaudited)

FOR THE PERIOD FEBRUARY 18, 2010 (DATE OF INCEPTION) TO SEPTEMBER 30, 2010

	Common Stock		Additional Paid In Capital	Common Stock	Deficit Accumulated during Development	Total
	Shares	Amount	Deficit	Subscription	Stage
Balance at February 18, 2010 (date of inception)	—	$—	$—	$—	$—	$—

Common stock issued	225,966,667	2,259,667	(1,566,667)	—	—	693,000

Net loss	—	—	—	—	(624,423)	(624,423)

Balance at September 30, 2010	225,966,667	$2,259,667	$(1,566,667)	$—	$(624,423)	$68,577

The accompanying notes are an integral part of these unaudited condensed financial statements.

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

CONDENSED STATEMENT OF CASH FLOWS (Unaudited)

FOR THE PERIOD FROM FEBRUARY 18, 2010 (DATE OF INCEPTION) TO SEPTEMBER 30, 2010

Cumulative totals from Inception (February 18, 2010 to September 30, 2010)
Cash flows from operating activities
Net loss	$(624,423)
Adjustments to reconcile net loss to net cash provided by operating activities
Shares issued for legal services	49,000
Shares issued for expenses paid by stockholder	50,000
Common stock issued for other services	215,000
Stock-based compensation to employees	260,000
Changes in assets and liabilities
Accounts payable and accrued expenses	38,099

Net cash provided by operating activities	(12,324)

Cash flows from financing activities
Proceeds from stock issuance	1,000
Loans from shareholders	13,269

Net cash provided by financing activities	14,269

Net increase in cash	1,945
Cash, beginning of period	—

Cash, end of period	$1,945

Supplemental cash flow disclosure
Non-cash financing activities
Issuance of common stock for stock issuance costs	$118,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED (Unaudited) FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

PGI Energy Fund 1 Series 2010 Inc. (the “Company”) was incorporated on February 18, 2010 in the State of Texas and established a fiscal year end of December 31. The Company is a development stage enterprise organized to acquire controlling interests in energy industry entities. The Company is currently in the development stage as defined in the Accounting Standards Codification 915, Development Stage Entities. All activities of the Company to date relate to its organization, initial funding and share issuances.

On July 1, 2010, the Board of Directors authorized and the Company effectuated a 1-for-3 reverse stock split of the Company’s common stock. The number of authorized shares of the Company’s common stock shall remain at 500,000,000. The par value and other terms of the common stock were not affected by the reverse stock split. The share numbers and per share amounts in the financial statements and the notes to the financial statements reflect the retroactive application of this reverse stock split.

Basis of Presentation

The condensed unaudited interim financial statements contain unaudited information as of September 30, 2010 and for the three months ended September 30, 2010 and for the cumulative period February 18, 2010 (inception) through September 30, 2010. The unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying unaudited condensed financial statements do not include complete footnotes and financial statement presentations. As a result, these unaudited condensed financial statements should be read along with the audited financial statements and notes thereto for the period from inception through the period ended April 30, 2010, included in our Registration Statement on Form S-1 filed with the SEC. In our opinion, the unaudited condensed financial statements reflect all adjustments, including normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows for those periods presented. The preparation of financial statements in conformity with United States (U.S.) generally accepted accounting principles requires management to make estimates and assumptions that affect reported assets, liabilities, revenues and expenses, as well as disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions. Moreover, the results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the entire year.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates.

Stock Issuance Costs

Direct expenses incurred related to the issuance of stock are recorded as a prepaid asset. These costs will be recognized as a reduction of proceeds upon the issuance of stock.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of less than three months at the date of purchase to be cash equivalents.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of the Accounting Standards Codification 740, Accounting for Income Taxes, which requires an asset and liability approach to calculate deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Fair Value of Financial Instruments

The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties, other in a forced sale or liquidation or carrying amounts of current assets and current liabilities approximate to their fair values due to their short-term nature.

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

2 - GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net losses and negative cash flows from operating activities for the period February 18, 2010 (date of inception) to September 30, 2010, and has an accumulated deficit of ($624,423) as of September 30, 2010. The Company has relied upon cash from its two initial shareholders to fund its ongoing operations to date as it has yet to generate sufficient cash from its operating activities. These factors create an uncertainty about the Company’s ability to continue as a going concern until it completes its financing activities. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3 - EQUITY TRANSACTIONS

Effective February 18, 2010, the Company issued founders shares as follows:

•

Robert Gandy received 85 million shares in return for $1,000 cash and a commitment to funding operating expenses of the Company up to $50,000. Through September 30, 2010, Mr. Gandy paid $62,819 of expenses on behalf of the Company, of which $12,819 are classified as loan from shareholder and are non-interest bearing.

•

Marcellous McZeal received 82 million shares in return for legal services valued at $49,000. Through September 30, 2010, Mr. McZeal provided services for $49,000 and paid $450 of expenses on behalf of the Company, which were classified as loan from shareholder and is non-interest bearing.

During September 2010 the Company issued the following shares, all recorded at $0.01 per share which represents the fair value of the shares primarily based on the fair value of the services received.

•

5,000,000 shares were issued to Kodiak Capital Group, LLC (“Kodiak”) as a commitment fee under the Investment Agreement with them. This transaction has been recorded as stock issue cost on the balance sheet and will offset the equity raised.

•

6,800,000 shares were issued to Knights Bridge Law Co. Ltd, an affiliate of Heffernan Capital Management as a commitment fee under the Underwriter Agreement with them. This transaction has been recorded as stock issue costs on the balance sheet and will offset the equity raised.

•	10,000,000 shares were issued to Roger Smith for consulting services. Mr. Smith subsequently became a director of the Company.

•	26,000,000 shares were issued to executive officers and employees as share based compensation. The share issuances were restricted and the compensation expense was recognized on the date of issue.

•	11,500,000 shares were issued to various service providers for professional services rendered.

4 - INVESTMENT AND UNDERWRITING AGREEMENTS

On April 20, 2010 the Company entered into an Investment Agreement with Kodiak, pursuant to which the Company has the right to put to Kodiak up to $100 million in shares of the Company’s common stock (i.e. the Company can compel Kodiak to purchase the Company’s common stock at a pre-determined formula). The amount that the Company is entitled to put to Kodiak is either, at Kodiak’s elections, 200% of the average daily volume of the common stock for the preceding ten trading days multiplied by the average of the three immediately preceding daily closing bid prices or up to $5,000,000. The purchase price of the common stock will be equal to 85% of the lowest closing bid price. In no event will Kodiak be entitled to purchase additional shares exceeding 4.99% of the common stock outstanding.

Under the Investment Agreement, the Company issued 5,000,000 shares to Kodiak on September 21, 2010. In addition, the Company is obligated to pay a commitment fee of $5,000,000, half of which will be deducted from the first draw down, and the balance will be due at the earlier of the second draw down or three months after the effective date of the Company’s registration statement.

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

Kodiak will only purchase shares when the Company meets the following conditions:

•	A registration statement has been declared effective and remains effective for the resale of the common stock.

•

The common stock is listed on a principal market and has not been suspended from trading for a period of two consecutive trading days and the Company has not been notified of any pending or threatened proceeding or other action to delist or suspend its common stock;

•	The Company has complied with its obligations under the Investor Agreement and the Registration Rights Agreement.

•

No injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Company’s common stock; and

•	The issuance of securities will not violate any shareholder approval requirements.

On October 8, 2010 the Company entered into an Underwriting Agreement with Heffernan Capital Management (“Heffernan”). Heffernan will underwrite 55,700,000 shares of common stock at a minimum bid of $.25 per share, with a commission to be retained by Heffernan equal to $.10 per share. In connection with the Underwriting Agreement, the Company issued 6,800,000 shares as a commitment fee on September 30, 2010. The Company subsequently entered into a stock subscription agreement with Heffernan Capital Management on October 29, 2010 for Heffernan Capital Management to purchase the 55,700,000 shares. The Heffernan Capital Management stock subscription agreement (purchase agreement) is a firm commitment to buy the shares subscribed for. Heffernan Capital Management will transfer funds on its purchase of the Company’s shares once a ticker symbol has been issued by FINRA approving the Company for trading on the OTCBB (Over-the-counter-bulletin-board) and plan to sale the shares to overseas investors (Non-US citizens).

5 - COMMITMENTS

The Company entered into an agreement with Pythagoras Group, Inc. (“Pythagoras”), an entity wholly owned and controlled by Robert Gandy, that as compensation for obtaining financing for the Company (as currently being negotiated with Kodiak), Pythagoras will receive 6% of the funded amount. Finally, Pythagoras will act as the chief investment administrator and will receive 2% of the gross profit plus operating expenses.

The Company also has an agreement with Grealish & McZeal, an entity affiliated with Marcellous McZeal, to pay an aggregate amount of $2 million in consideration of legal services rendered to date, and to be rendered in the future. Throughout September 30, 2010 $49,000 in common stock since inception has been recorded under this agreement.

On May 05, 2010 the Company entered into a staff services agreement with Odyssey Outsourcing, Inc d/b/a Odysseyone Source to provide outsourced human resource management of the company’s payroll for staff, health benefits, life benefits and retirement benefits plan. The services to be provided are a pay as you go service. We have not paid any fees to Odyssey Outsourcing nor do we owe any fees to them until we begin the use of their services which will not begin until the Company is capitalized from its initial public offering sale of securities.

The Company entered into employment agreements with 5 executive officers effective July 1, 2010 and extending through June 15, 2015, pursuant to which the officers received 20 million shares and were due signing bonuses equal to their annual salaries aggregating $900,000. On November 17, 2010 the executives amended their employment agreements to delay enforcement of the agreements until the Company receives proceeds from the Heffernan Capital Management subscription agreement.

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

6 - SUBSEQUENT EVENTS

The Company filed a Form S-1 Registration Statement with the SEC that became effective on October 22, 2010. However, the Company is continuing to work to respond to any open comments by the SEC. Once the comment process is complete, the Company expects to file another Form S-1 Registration Statement to register shares subject to the terms of the Investment Agreement with Kodiak.

On November 5, 2010, Robert Gandy received an additional 1 million shares of the Company’s stock in exchange for $10,000 in cash. Robert Gandy then gifted the shares to Roger Smith. Additionally, Robert Gandy made an unsecured loan to the Company of $3,000.